PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(to Prospectus dated December 17, 2021)	Registration No. 333-261309

34,000,000 Common Shares

34,000,000 Warrants to Purchase 17,000,000 Common Shares

We are offering 34,000,000 common shares and associated common share warrants to purchase an aggregate of 17,000,000 common shares. This prospectus supplement also relates to the offering of common shares issuable upon exercise of the common share warrants.

Our common shares are listed on the NYSE American (the “NYSE American”) under the symbol “URG” and on the Toronto Stock Exchange (the “TSX”) under the symbol “URE.” On February 14, 2023, the last reported sale price of our common shares on the NYSE American and the TSX was $1.25 per share and Cdn$1.67 per share, respectively. There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on any national securities exchange or any other nationally recognized trading system.

We have granted the underwriters an option for a period of 30 days to purchase (i) up to 5,100,000 additional common shares and/or (ii) warrants to purchase up to an aggregate of 2,550,000 common shares from us on the same terms. The price of an option warrant if purchased without an option share will be $0.01. If the underwriters exercise the option in full, the total proceeds to us, before expenses, will be $46,138,000.

Investing in our common shares and associated warrants involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 2 of the accompanying prospectus to read about risks that you should consider before buying our common shares and associated warrants. You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in our common shares and associated warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price per share and accompanying warrant	Total

Public offering price	$1.18	$40,120,000
Underwriting discounts and commissions (1)	$0.0649	$2,206,600
Proceeds, before expenses, to us	$1.1151	$37,913,400

(1) See “Underwriting” beginning on page S-14 of this prospectus supplement for additional information regarding the compensation payable to the underwriters in connection with this offering.

The securities will be ready for delivery on or about February 21, 2023.

Sole Book-Running Manager

Cantor

Co- Managers

PI Financial Corp.	Roth Capital Partners	H.C. Wainwright & Co.	A.G.P.

The date of this prospectus supplement is February 15, 2023.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a prospectus which is part of a registration statement on Form S-3 (File No. 333-261309) that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer debt securities, common shares, warrants, units and rights.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we issue. Neither we nor the underwriters have authorized anyone to give you any other information and neither we nor the underwriters take any responsibility for any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in each of this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus is accurate as of the respective dates of those documents. Our business, financial condition, prospectus and results of operations may have changed since those respective dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained or incorporated by reference in this prospectus supplement differs or varies from the information contained or incorporated by reference in the accompanying prospectus or any document incorporated by reference herein or therein that is filed with the Securities and Exchange Commission (the “SEC”) prior to the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. In addition, to the extent that any information in a filing that we make with the SEC adds to, updates or changes information contained or incorporated by reference in an earlier filing we made with the SEC, the information in such later filing shall be deemed to modify and supersede such information in the earlier filing. Before investing in our common shares and warrants, you should read both this prospectus supplement and the accompanying prospectus, as well as the additional information described under “Where You Can Find More Information” on page S-21 of this prospectus supplement.

Unless otherwise stated, information in this prospectus supplement assumes that the underwriters will not exercise their option to purchase additional common shares and/or warrants and no other person will exercise any other outstanding options to purchase our common shares.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus and the documents incorporated herein and therein may contain “forward-looking statements” within the meaning of applicable United States (“U.S.”) and Canadian securities laws, and these forward-looking statements can be identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “intends,” “plans” and other similar expressions or statements that an action, event or result “may,” “could” or “should” be taken, occur or be achieved, or the negative thereof or other similar statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Such statements include, but are not limited to: (i) the ability to maintain safe and compliant reduced-level production operations at Lost Creek; (ii) the timing for completion of ongoing development and to determine future development and construction priorities at Lost Creek and Shirley Basin; (iii) the ability to readily and cost-effectively ramp-up production operations to meet the delivery schedules in our sales agreements including whether the preparations and development efforts to date will expedite ramp-up as anticipated; (iv) life of mine, costs and production results for Lost Creek and Shirley Basin, including as set forth in the respective Initial Assessment Technical Report Summary, as amended, for each project; (v) the timing and outcome of final regulatory approvals of the amendments for uranium recovery at the LC East Project; (vi) continuing effects of supply-chain disruption and whether we will be able to anticipate and overcome such delays; (vii) the viability of our ongoing research and development efforts, including the timing and cost to implement and operate one or more of them; (viii) the ability to complete additional favorable uranium sales agreements including spot sales if the market warrants and as may be advantageous to us and whether additional sales agreements will be secured and the timing to do so; (ix) resolution of the continuing challenges within the uranium market, including supply and demand projections; (x) the impacts of the Russian invasion of Ukraine on the global economy and more specifically on the nuclear fuel industry including U.S. uranium producers; (xi) the size and sustainability of impacts on the uranium market of recent physical funds and other depositories for purchases of uranium inventories; (xii) the impact of implementation of the U.S. uranium reserve program and our role in the program, and whether the pricing accepted by NNSA (as defined below) signals low domestic inventory supplies; and (xiii) impacts on the global markets of climate change initiatives of nations and multi-national companies.

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Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus supplement.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation, risks related to:

•	timing, duration and overall impact of the COVID-19 pandemic on our business and operations;

•	political, economic and regulatory risks and social unrest, including the conflict between Ukraine and Russia;

•	challenges presented by current inventories and largely unrestricted imports of uranium products into the U.S.;

•	future estimates for production;

•	capital expenditures;

•	operating costs;

•	mineral resources, grade estimates and recovery rates;

•	market prices;

•	business strategies and measures to implement such strategies;

•	competitive strengths;

•	estimates of goals for expansion and growth of the business and operations;

•	plans and references to our future successes;

•	our history of operating losses and uncertainty of future profitability;

•	status as an exploration stage company;

•	the lack of mineral reserves;

•	risks associated with obtaining permits and other authorizations in the U.S.;

•	risks associated with current variable economic conditions, including the rate of inflation;

•	our ability to service our debt and maintain compliance with all restrictive covenants related to the debt facility and security documents;

•	the possible impact of future debt or equity financings;

•	the hazards associated with mining production operations;

•	compliance with environmental laws and regulations;

•	wastewater management;

•	uncertainty regarding the pricing and collection of accounts;

•	the possibility for adverse results in potential litigation;

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•	uncertainties associated with changes in law, government policy and regulation;

•	uncertainties associated with a Canada Revenue Agency or U.S. Internal Revenue Service audit of any of our cross border transactions;

•	adverse changes in general business conditions in any of the countries in which we do business;

•	changes in size and structure;

•	the effectiveness of management and our strategic relationships;

•	ability to attract and retain key personnel and management;

•	uncertainties regarding the need for additional capital;

•	sufficiency of insurance coverages, bonding surety arrangements, and indemnifications for our inventory;

•	uncertainty regarding the fluctuations of quarterly results;

•	foreign currency exchange risks;

•	ability to enforce civil liabilities under U.S. securities laws outside the U.S.;

•	ability to maintain our listing on the NYSE American and TSX;

•	risks associated with the expected classification as a “passive foreign investment company” under the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended;

•	risks associated with our investments;

•	other factors, many of which are beyond our control; and

•	other risks and uncertainties described elsewhere in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in other filings we make with the SEC.

 This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section heading “Risk Factors” in this prospectus supplement and the accompanying prospectus. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all of the forward-looking statements contained or incorporated by reference in this prospectus supplement by the foregoing cautionary statements.

CAUTIONARY NOTE TO INVESTORS CONCERNING DISCLOSURE OF MINERAL RESOURCES

Unless otherwise indicated, all mineral resource estimates, included or incorporated by reference in this prospectus supplement and accompanying prospectus and the documents incorporated herein and therein have been, and will be, prepared in accordance with U.S. securities laws pursuant to Regulation S-K, Subpart 1300 (“S-K 1300”). Prior to these estimates, we prepared our estimates of mineral resources in accord with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. We are required by applicable Canadian Securities Administrators to file in Canada an NI 43‑101 compliant report at the same time we file an S-K 1300 technical report summary. The NI 43‑101 and S-K 1300 reports (for each of the Lost Creek Property and Shirley Basin Project), each dated March 7, 2022, and as each amended on September 19, 2022, are substantively identical to one another except for internal references to the regulations under which the report is made, and certain organizational differences.

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Investors should note that the term “mineral resource” does not equate to the term “mineral reserve.” Mineralization may not be classified as a “mineral reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under S-K 1300, estimated “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies. Additionally, as required under S-K 1300, our report on the Lost Creek Property includes two economic analyses to account for the chance that the inferred resources are not upgraded as production recovery progresses and we collect additional drilling data; the second economic analysis was prepared which excluded the inferred resources. The estimated recovery excluding the inferred resources also establishes the potential viability at the property, as detailed in the S-K 1300 report. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable.

CURRENCY AND EXCHANGE RATES

Unless otherwise indicated, all references to “$” or “dollars” in this prospectus supplement and the accompanying prospectus refer to U.S. dollars. References to “Cdn$” in this prospectus supplement and the accompanying prospectus refer to Canadian dollars.

The rate of exchange on February 14, 2023, as reported by the Bank of Canada for the conversion of Canadian dollars to U.S. dollars, was Cdn$1.00 equals $0.7493 and, for the conversion of U.S. dollars to Canadian dollars, was $1.00 equals Cdn$1.3345.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about Ur-Energy Inc. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of Ur-Energy you should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the other documents we refer to and incorporate by reference. Unless otherwise indicated, “common shares” means our common shares, no par value, offered by this prospectus supplement. As used in this prospectus supplement, unless otherwise indicated or the context otherwise requires, the terms “Company”, “we”, “us” and “our” are used to refer to Ur-Energy Inc. inclusive of our subsidiaries.

Our Company

Incorporated on March 22, 2004, we are engaged in uranium mining, recovery and processing activities, including the acquisition, exploration, development and operation of uranium mineral properties in the United States. Through our Wyoming operating subsidiary, Lost Creek ISR, LLC, we began operation of our first in situ recovery (ISR) uranium mine at our Lost Creek Project in Wyoming in 2013. We are an “exploration stage issuer,” as that term is defined under S-K 1300, because we have not established proven or probable mineral reserves through the completion of a pre-feasibility or feasibility study for any of our uranium projects.  As a result, and even though we commenced recovery of uranium at our Lost Creek Project in 2013, we remain classified as an exploration stage issuer and will continue to remain an exploration stage issuer until such time as proven or probable mineral reserves have been established.  Ur-Energy is a corporation continued under the Canada Business Corporations Act on August 8, 2006. Our common shares are listed on the NYSE American under the symbol “URG” and on the TSX under the symbol “URE.”

Our registered office is located at 55 Metcalfe Street, Suite 1300, Ottawa, Ontario K1P 6L5, and our head office is located at 10758 W. Centennial Road, Suite 200, Littleton, Colorado 80127. Our telephone number at our corporate office is 1-720-981-4588.

The address of our website is www.ur-energy.com. Information contained on our website is not part of this prospectus supplement nor is it incorporated by reference herein.

Recent Developments

Entry into December 2022 Sales Agreement

              On December 14, 2022, we announced that we signed a second multi-year uranium sales agreement with a leading nuclear fuel company (the “December 2022 Sales Agreement”). The December 2022 Sales Agreement calls for the annual delivery of 300,000 pounds of uranium concentrates (“U3O8”) over a five-year period beginning in 2024. Sales prices are anticipated to be profitable on a Company-wide, all-in cost basis and are escalated annually from the initial pricing in 2024. The December 2022 Sales Agreement also provides that a 2029 commitment of 300,000 pounds may be agreed to by the parties no later than year-end 2026.

Additional Sales Commitments under August 2022 Sales Agreement

On December 19, 2022, we announced that we expanded the quantity to be delivered into the sales agreement announced by us on August 8, 2022 (the “August 2022 Sales Agreement”). The August 2022 Sales Agreement, which previously called for the annual delivery of 200,000 pounds of U3O8 over a six-year period, was amended to increase the annual delivery by 100,000 pounds of U3O8 beginning in 2024 at the same pricing levels. Our total sales quantity now under contract will be 600,000 pounds U3O8 per year beginning in 2024, plus or minus a small, optional flex.

Decision to Ramp-Up

On December 19, 2022, we announced that in light of our entry into the December 2022 Sales Agreement and the additional sales commitments under the August 2022 Sales Agreement, we made the decision to immediately ramp up production at our operating Lost Creek uranium mine to levels sufficient to deliver into these current contracts. We will target an initial annual production rate of 600,000 pounds U3O8, which represents 50% of Lost Creek’s licensed wellfield production capacity of 1.2 million pounds. This production level will provide us with an economy of scale and a stable, long-term revenue stream to while leaving ample room for growth and additional sales into new contracts or the spot market. Because of the advanced construction and drilling efforts we have already made in preparation for ramp up, we expect to commence production in Q1 2023 and reach the initial annual production rate in Q4 2023.

National Nuclear Security Administration (“NNSA”) Bid

On December 19, 2022, we announced that the NNSA, a semi-autonomous agency of the Department of Energy, awarded us, through our wholly owned subsidiary Lost Creek ISR, LLC, a contract to sell 100,000 pounds of domestically produced U3O8 to the national Uranium Reserve at a sales price of $64.47 per pound. We delivered the material for this one-time purchase from our existing U.S. produced inventory of 324,000 pounds on January 31, 2023.

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THE OFFERING

Securities offered by us

34,000,000 common shares, no par value, and associated common share warrants to purchase an aggregate of 17,000,000 common shares (collectively, the “Securities”). We have also granted to the underwriters an option to purchase (i) up to 5,100,000 common shares (the “Option Shares”) at a purchase price of $1.10565 per Option Share and/or (ii) warrants to purchase up to an aggregate of 2,550,000 common shares (the “Option Warrants”) from us at a purchase price of $0.00945 per Option Warrant.

Common shares to be outstanding immediately after this offering (1)	259,602,304 shares (264,702,304 shares if the underwriters exercise their option to purchase additional shares in full).

Use of Proceeds

We estimate that the net proceeds from the sale of the Securities that we are offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $37.6 million ($43.3 million if the underwriters exercise their option to purchase additional shares in full).

We intend to use the net proceeds of this offering to supplement working capital for ramp-up at Lost Creek, to maintain operational readiness, for possible future acquisitions or other strategic transactions, and for working capital and general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Dividend Policy	We have not paid dividends on our common shares and do not intend to pay dividends in the foreseeable future.

Risk Factors

An investment in our securities involves risks. See “Risk Factors” on page S-7 of this prospectus supplement, page 2 of the accompanying prospectus and in the documents incorporated by reference herein for a description of certain of the risks you should consider before investing in our securities.

NYSE American and TSX Symbols	The common shares are listed under the symbols “URG” on the NYSE American and “URE” on the TSX. The warrants will not be listed or traded on any national securities exchange or other trading market.
(1)	The number of common shares that will be outstanding after the offering is based on 225,602,304 common shares outstanding as of February 1, 2023. This number excludes:

•

the common shares reserved for issuance under our equity compensation plans, of which 648,382 restricted share units have been granted, each of which may result in one common share being issued in the future based on the satisfaction of certain vesting criteria established pursuant to the respective awards;

•	the outstanding options to purchase 9,434,653 common shares;

•	8,365,265 common shares issuable upon the exercise of 16,730,530 outstanding warrants;

•	17,000,000 common shares issuable upon the exercise of the accompanying warrants issued in this offering; and

•

5,100,000 additional common shares issuable and 2,550,000 common shares issuable upon exercise of warrants if the underwriters exercise their option to purchase additional shares and/or warrants in full.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described herein and those described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as the other information included or incorporated by reference in this prospectus supplement, before making an investment decision. Our business, results of operations, cash flows and financial condition could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Forward-Looking Statements” on page S-1 of this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Additional Risks Relating to this Offering

The trading price of the common shares may experience substantial volatility.

The market price of our common shares has experienced and may continue to experience substantial volatility that is unrelated to our financial condition or operations. The trading price of the common shares may also be significantly affected by short-term changes in the price of uranium. The market price of our securities is affected by many other variables which may be unrelated to its success and are, therefore, not within our control. These include other developments that affect the market for all resource sector-related securities, the breadth of the public market for the common shares, the attractiveness of alternative investments, market reaction to the estimated fair value of our portfolio, rumors or dissemination of false information, changes in coverage or earnings estimates by analysts, our ability to meet analysts’ or market expectations, and sales of common shares by existing shareholders. The effect of these and other factors on the market price of the common shares is expected to make the price of the common shares volatile in the future, which may result in losses to investors.

Our management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.

We currently intend to allocate the net proceeds it will receive from the offering as described under the heading “Use of Proceeds” below. However, management will have discretion in the actual application of the net proceeds, and we may elect to allocate proceeds differently from that described in “Use of Proceeds” if we believe it would be in its best interests to do so. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have an adverse effect on our business and cause the price of our common shares to decline.

You may experience immediate and substantial dilution.

Because the price per share of our common shares being offered may be higher than the book value per share of our common shares, investors in this offering may suffer substantial dilution in the net tangible book value of the common shares purchased in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution investors may incur in this offering.

The market price of our common shares may fluctuate significantly.

The market price of our common shares has fluctuated and could fluctuate substantially in the future. This volatility may subject our stock price to material fluctuations due to the factors discussed under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, and other factors including market reaction to the estimated fair value of our portfolio; rumors or dissemination of false information; changes in coverage or earnings estimates by analysts; our ability to meet analysts’ or market expectations; and sales of common shares by existing shareholders

We have never paid dividends on our common shares, and we do not anticipate paying any dividends on our common shares in the foreseeable future. Therefore, if our share price does not appreciate, our investors may not gain and could potentially lose on their investment in our shares.

We have never declared or paid dividends on our common shares, nor do we anticipate paying any dividends on our common shares in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the growth of our business. Payments of any dividends will be at the discretion of our Board of Directors after considering many factors, including our financial condition and current and anticipated cash needs. As a result, capital appreciation, if any, of our shares will be an investor’s sole source of gain for the foreseeable future.

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You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares, or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

There is currently no public market for the warrants and there is no guarantee that the warrants will be listed on any stock exchange.

There is currently no public market for the warrants and there can be no assurance that an active public market will develop or be sustained after completion of the offering. We do not intend to list the warrants for trading on any securities exchange. In the event a public market for the warrants does not develop or cannot be sustained, it is not possible to predict the price at which the warrants will trade in the secondary market or whether such market will be liquid or illiquid. To the extent the warrants are exercised, the number of warrants outstanding will decrease, resulting in diminished liquidity for such remaining outstanding warrants. A decrease in the liquidity of the warrants may cause, in turn, an increase in the volatility associated with the price of the warrants. To the extent that the warrants are or become illiquid, an investor may have to exercise the warrants to realize value.

Investors will have no rights as a shareholder with respect to their warrants until they exercise their warrants and acquire our common shares.

Until you acquire common shares upon exercise of your warrants, you will have no rights with respect to the common shares underlying such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

Additional Risks Relating to the Company

We may be a passive foreign investment company and there may be adverse U.S. federal income tax consequences to U.S. shareholders under the passive foreign investment company rules.

Investors in our securities that are U.S. taxpayers (referred to as a U.S. shareholder) should be aware that we may be a “passive foreign investment company” (a “PFIC”) for the period ended December 31, 2022, and may be a PFIC in subsequent years.

If we are a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be subject to a special, highly adverse tax regime with respect to so-called “excess distributions” received on our common shares. Gain realized upon a disposition of our common shares (including upon certain dispositions that would otherwise be tax-free) also will be treated as an excess distribution. Excess distributions are punitively taxed and are subject to additional interest charges. Additional special adverse rules also apply to U.S. shareholders who own our common shares if we are a PFIC and have a non-U.S. subsidiary that is also a PFIC (a “lower-tier PFIC”).

A U.S. shareholder may make a timely “qualified electing fund” election (“QEF election”) or a “mark-to-market” election with respect to our common shares to mitigate the adverse tax rules that apply to PFICs, but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income. To be timely, a QEF election generally must be made for the first year in the U.S. shareholder’s holding period in which we are a PFIC. A U.S. shareholder may make a QEF election only if the U.S. shareholder receives certain information (known as a “PFIC annual information statement”) from us annually. A U.S. shareholder may make a QEF election with respect to a lower-tier PFIC only if it receives a PFIC annual information statement with respect to the lower tier PFIC. The mark-to-market election is available only if our common shares are considered regularly traded on a qualifying exchange, which we cannot assure will be the case for years in which we may be a PFIC. The mark-to-market election is not available for a lower-tier PFIC.

We will use commercially reasonable efforts to make available to U.S. shareholders, upon their written request, for each year in which we may be a PFIC, a PFIC annual information statement with respect to us and with respect to each such subsidiary that we determine may be a PFIC.

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A U.S. shareholder may not make a QEF election with respect to warrants to purchase our common shares. As a result, if we are a PFIC at any time when a U.S. shareholder owns warrants, the U.S. shareholder generally will not be able to make a normal QEF election with respect to our common shares acquired upon exercise of such warrants. Such a U.S. shareholder could, however, make a special “deemed sale” election with respect to our common shares under which the U.S. shareholder would recognize inherent gain in the common shares acquired on exercise of such warrants as an excess distribution at the time of the deemed sale election. Such a deemed sale election generally can be made only if the U.S. shareholder owns our common shares on the first day of our taxable year in which the election is to be effective.

A U.S. shareholder also may not make a mark-to-market election with respect to warrants to purchase our common shares. A U.S. shareholder may be able to make a mark-to-market election with respect to our common shares acquired upon exercise of such warrants; however, this election would require the U.S. shareholder to recognize inherent gain in our common shares acquired on exercise of the warrants as an excess distribution at the time of the election.

Special adverse rules that impact certain estate planning goals could apply to our common shares if we are a PFIC. Each U.S. shareholder should consult its own tax advisor regarding the U.S. federal, state and local consequences of the PFIC rules, and regarding the QEF and mark-to-market elections.

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DILUTION

Purchasers of common shares offered by this prospectus supplement and the accompanying base prospectus may experience immediate dilution in the net tangible book value of their common shares from the price paid in the offering. The net tangible book value of our common shares as of September 30, 2022 was approximately $66,543,000 or $0.30 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of common shares outstanding as of September 30, 2022.

Dilution per share represents the difference between the public offering price per common share and the adjusted net tangible book value per common share after giving effect to this offering. After reflecting the sale in this offering of 34,000,000 common shares at an assumed public offering price of $1.18 per share, less commissions and estimated offering expenses, the adjusted net tangible book value of our common shares as of September 30, 2022 would have been approximately $104,153,900, or approximately $0.41 per share. The change represents an immediate increase in net tangible book value per common share of $0.11 per share to existing shareholders and an immediate dilution of $0.77 per share to new investors purchasing the common shares in this offering. The following table illustrates this per share dilution:

Assumed public offering price per common share		$1.18
Net tangible book value per share as of September 30, 2022	$0.30
Increase per share attributable to this offering	$0.11

Adjusted net tangible book value per share as of September 30, 2022		$0.41
Dilution per share attributable to this offering		$0.77

 The foregoing calculations are based on 223,126,028 common shares outstanding as of September 30, 2022 and exclude (i) 9,598,999 common shares issuable upon the exercise of outstanding stock options having a weighted average exercise price of $0.64 per share; (ii) 1,011,660 common shares issuable upon of redemption of outstanding restricted share units having a weighted-average grant date fair value of $0.69 per unit; and (iii) 8,365,265 common shares issuable upon the exercise of 16,730,530 outstanding warrants having a per share exercise price of $1.35 per full share.

To the extent that options, warrants or restricted share units are exercised, new options are issued under our equity incentive plans, or we issue additional common shares in the future, there may be further dilution to the purchasers participating in this offering. Moreover, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of common shares and associated warrants that we are offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $37.6 million ($43.3 million if the underwriters exercise their option to purchase additional common shares and/or warrants in full).

We intend to use the net proceeds of this offering to supplement working capital for ramp-up at Lost Creek, to maintain operational readiness, for possible future acquisitions or other strategic transactions, and for working capital and general corporate purposes, although our management will have broad discretion in the application of the net proceeds of this offering.

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DESCRIPTION OF SECURITIES

 Common Shares

See “Description of Common Shares” beginning on page 28 of the accompanying prospectus.

Warrants

The following is a brief summary of certain terms and conditions of the warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the warrant agreements.

The warrants will be issued as an individual warrant agreement to the investor. The warrants are exercisable at any time after their original issuance and at any time up to February 21, 2026. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of common shares purchased upon such exercise. In the event the registration statement permitting the registered issuance of the warrant shares is not then effective or the prospectus forming a part thereof is not then available, then the holder of the warrants may, in its sole discretion, elect to exercise the warrant through a net share exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the warrant. No fractional common shares will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fair market value of the fractional share, calculated based on the trading price of our common shares.

The exercise price per whole share purchasable upon the exercise of the warrants is $1.50 per common share. The exercise price of the warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99%, or 9.99% upon notice by the holder or automatically if such holder already beneficially owns in excess of 4.99%, of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to us.

We do not plan on applying to list the warrants on the NYSE American, TSX or any other national securities exchange or automated quotation system.

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Except by virtue of such holder’s ownership of our common shares, the holder of a warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the warrant.

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CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

See “Certain Canadian Federal Income Tax Considerations” beginning on page 34 of the accompanying prospectus.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

See “Certain U.S. Federal Income Tax Considerations” beginning on page 36 of the accompanying prospectus.

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UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between us and Cantor Fitzgerald & Co., acting as the representative of the underwriters named below (collectively, the “underwriters”), we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, 34,000,000 common shares and associated common share warrants to purchase an aggregate of 17,000,000 common shares.

Underwriters	Number of Shares	Number of Accompanying Warrants
Cantor Fitzgerald & Co.	23,800,000	23,800,000
PI Financial (US) Corp.	3,400,000	3,400,000
Roth Capital Partners, LLC	3,400,000	3,400,000
H.C. Wainwright & Co., LLC	1,700,000	1,700,000
A.G.P./Alliance Global Partners	1,700,000	1,700,000
Total	34,000,000	34,000,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the common shares and associated warrants if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons and affiliates against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The warrants will be created and issued pursuant to the terms of a warrant (the “Warrant”). The exercise price per whole share purchasable upon the exercise of the warrants is $1.50 per common share, and may be exercised at any time prior to 5:30 p.m. (New York City time), on February 21, 2026, after which time the warrants will expire and be void and of no value. No fractional common shares will be issued upon the exercise of any warrants. There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on any national securities exchange or any other nationally recognized trading system. Accordingly, purchasers may not be able to resell the warrants purchased under this prospectus supplement. This may affect the price of the warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. See “Risk Factors” on page S-7 of this prospectus supplement.

Option to Purchase Additional Securities

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, (i) up to 5,100,000 Option Shares at a purchase price of $1.10565 per Option Share and/or (ii) 2,550,000 Option Warrants from us at a purchase price of $0.00945 per Option Warrant.

Commission and Expenses

The underwriters have advised us that they propose to offer the common shares and associated warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.0389 per common share and warrant. After the initial offering, Cantor Fitzgerald & Co. may change the offering price and other selling terms.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional common shares and/or warrants.

	Per Share and Accompanying Warrant		Total
	Without Option to Purchase Additional Shares and Accompanying Warrants	With Option to Purchase Additional Shares and Accompanying Warrants	Without Option to Purchase Additional Shares and Accompanying Warrants	With Option to Purchase Additional Shares and Accompanying Warrants
Public offering price	$1.18	$1.18	$40,120,000	$46,138,000
Underwriting discounts and commissions	$0.0649	$0.0649	$2,206,600	$2,537,590
Proceeds to us, before expenses	$1.1151	$1.1151	$37,913,400	$43,600,410

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We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above and the expense reimbursement referred to below, will be approximately $150,000. We have also agreed to reimburse the underwriters for up to $125,000 for its counsel’s fees and expenses, which reimbursed fee is deemed underwriting compensation for this offering by the Financial Industry Regulatory Authority, Inc.

Listing

Our common shares are listed on the NYSE American under the symbol “URG” and on the TSX under the symbol “URE.” We do not intend to list the warrants on any national securities exchange or any other nationally recognized trading system.

No Sales of Similar Securities

We and our officers and our directors have agreed, subject to certain specified exceptions, not to directly or indirectly, for a period of 90 days after the date of the underwriting agreement and without the prior written consent of Cantor Fitzgerald & Co.:

•	sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or liquidate or decrease any “call equivalent position” within the meaning of Rule 16a-l(b) under the Exchange Act, pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, any common shares or any securities convertible into or exchangeable or exercisable for common shares, or file in each case whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition;

•	make any demand for, or exercise any right with respect to the registration of any of the foregoing securities, or file any registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) in connection therewith, under the Securities Act;

•	enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the foregoing securities, whether any such swap or transaction is to be settled by delivery of common shares or other securities, in cash or otherwise; or

•	publicly announce an intention to do any of the foregoing.

In addition, we and each such person agrees that, without the prior written consent of Cantor Fitzgerald & Co., we or such other person will not, during the restricted period, make any demand for, exercise any right with respect to, or file a registration statement relating to the registration of any common shares or any security convertible into or exercisable or exchangeable for common shares.

The restrictions in the immediately preceding paragraph do not apply in certain circumstances, including:

•	transfers by our officers and directors (i) as a bona fide gift or gifts; (ii) to any trust for the direct or indirect benefit of such officer and/or director or the immediate family of such officer and/or director (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); (iii) pursuant to a qualified domestic order or in connection with a divorce settlement; (iv) or by will or intestate succession to the legal representative, heir, beneficiary or immediate family of such officer and/or director upon the death of such officer and/or director, provided that (1) prior to any such transfer, Cantor Fitzgerald & Co. receives a signed lock-up agreement for the balance of the 90-day period from each donee, trustee, distributee or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) in the case of clauses (i) through (iii), such transfers are not required to be reported with the SEC under the Exchange Act, and (4) such officer and/or director does not otherwise voluntarily effect any public filing or report regarding such transfers; and

•	the filing of any registration statement under the Securities Act in respect of any securities offered by this prospectus supplement or the foregoing securities (other than a Form S-8 and as contemplated by this offering).

Cantor Fitzgerald & Co. may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements.

Stabilization and Other Transactions

The underwriters may make a market in the common shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common shares, that you will be able to sell any of the common shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

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The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional common shares and/or warrants in this offering. The underwriters may close out any covered short position by either exercising its option to purchase additional common shares or warrants or purchasing our common shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option to purchase additional shares or warrants.

“Naked” short sales are sales in excess of the option to purchase additional common shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of common shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the common shares. A syndicate covering transaction is the bid for or the purchase of common shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time. These transactions may be effected on the NYSE in the over-the-counter market or otherwise.

Passive Market Making

The underwriters may also engage in passive market making transactions in our common shares on the NYSE American in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our common shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and, if commenced, may end passive market making activities at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters, selling group members (if any) or their affiliates. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ respective web sites and any information contained in any other web site maintained by the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

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Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which it received or will receive customary fees and expenses. For instance, on June 7, 2021, we entered into an amended and restated At Market Issuance Sales Agreement, as amended on December 17, 2021 (the “Sales Agreement”) with B. Riley Securities, Inc. and Cantor Fitzgerald & Co. as co-agents under the Sales Agreement.

In addition, in the ordinary course of its business, the underwriters and their affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Stamp Taxes

If you purchase common shares offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Notice to Investors

Australia

This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Australia’s Corporations Act 2001 (Cth) (the “Corporations Act”) of Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this document in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this document for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area (each a “Member State”), no securities have been offered or will be offered pursuant to the offer described herein in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Member State at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

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provided that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.

The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase, or subscribe for, any securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

In Member States, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (“Qualified Investors”). This document must not be acted on or relied on in any Member State by persons who are not Qualified Investors. Any investment or investment activity to which this document relates is available in any Member State only to Qualified Investors and will be engaged in only with such persons.

Hong Kong

No securities have been, may be or will be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding UP and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been issued or may be issued or will be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

This document has not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, this document may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this document and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended) (the “FIEA”), and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

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Singapore

This document has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person as defined under Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and where (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 , or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA. In the event that you are not an investor falling within any of the categories set out above, please return this document immediately. You may not forward or circulate this document to any other person in Singapore.

No offer is made to you with a view to the securities being subsequently offered for sale to any other party. There are on-sale restrictions that may be applicable to investors who acquire securities. As such, investors are advised to acquaint themselves with the provisions of the SFA relating to resale restrictions and comply accordingly.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

•	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the issuer or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

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Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offer described herein to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the UK Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”),

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the United Kingdom who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.

The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation who are also: (i) persons who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) persons falling within Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA and the Order must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby and certain legal matters in connection with the offering will be passed on by Fasken Martineau DuMoulin LLP, Ottawa, Ontario, as to Canadian legal matters and Davis Graham & Stubbs LLP, Denver, Colorado, as to U.S. legal matters. Cantor Fitzgerald & Co. is being represented in connection with this offering by Cooley LLP, New York, New York, as to U.S. legal matters and Stikeman Elliott LLP, Toronto, Ontario, as to Canadian legal matters.

EXPERTS

Our consolidated financial statements included in the Annual Report on Form 10-K incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, Chartered Professional Accountants, of Vancouver, British Columbia, Canada (“PwC”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The mineral resource estimate and related information of our Lost Creek Property incorporated by reference herein are based upon analyses performed or overseen by Western Water Consultants, Inc., d/b/a WWC Engineering. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

The mineral resource estimate and related information of our Shirley Basin Project incorporated by reference herein are based upon analyses performed by Western Water Consultants, Inc., d/b/a WWC Engineering. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, and in accordance therewith, we file periodic reports and proxy statements with the Securities and Exchange Commission, referred to in this prospectus supplement as the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov and our website at www.ur-energy.com. Information on our website is not incorporated by reference in this prospectus supplement.

We have filed with the SEC a registration statement (of which this prospectus supplement and the accompanying prospectus are a part) on Form S-3 under the Securities Act with respect to our securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, including the exhibits and schedules thereto, certain parts of which are omitted as permitted by the rules and regulations of the SEC.

We also maintain an Internet website at www.ur-energy.com, which provides additional information about our company and through which you can also access our SEC filings. Our website and the information contained in and connected to it are not a part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, until the offering of our securities under this registration statement is completed or withdrawn:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 9, 2022, as amended by our Form 10-K/A, filed on September 21, 2022;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A filed on April 21, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, filed on May 2, 2022 (as amended on May 3, 2022), August 2, 2022, and November 1, 2022, respectively;

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•	our Current Reports on Form 8-K filed on March 11, 2022, June 3, 2022, December 5, 2022, December 6, 2022 and December 20, 2022 (excluding all information furnished in such report under Item 2.02 or 9.01); and

•	all documents, or portions thereof, filed by us subsequent to the date of this prospectus supplement, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made hereby.

Any statement in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference in this prospectus supplement modifies or supersedes such statement.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits specifically are incorporated by reference into these documents or referred to in this prospectus supplement) by writing or calling us at the following address and telephone number:

Ur-Energy Inc.

10758 W. Centennial Road, Suite 200

Littleton, Colorado 80127

Attention: General Counsel

(720) 981-4588

S-22

Filed pursuant to Rule 424(b)(3)

Registration No. 333-261309

PROSPECTUS

$100,000,000

Common Shares

Warrants

Units

Rights

Senior Debt Securities

Subordinated Debt Securities

Ur-Energy Inc. (the “Company,” “we,” “us,” or “our”) may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, of our common shares, no par value (“Common Shares”), warrants to purchase Common Shares (the “Warrants”), our senior and subordinated debt securities, rights to purchase common shares and/or senior or subordinated debt securities, units consisting of two or more of these classes of securities or any combination thereof up to an aggregate initial offering price of $100,000,000 (all of the foregoing, collectively, the “Securities”). The prices at which we may sell the Securities will be determined by the prevailing market price for such Securities. We will bear all expenses of registration incurred in connection with this offering.

We will provide specific terms of any offering of Securities in one or more supplements to this prospectus. The Securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

We may sell securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the Securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from an offering of Securities will be described in the prospectus supplement.

Our registration of the Securities covered by this prospectus does not mean that we will offer or sell any of the Securities. We may sell the Securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how we may sell the Securities in the section entitled “Plan of Distribution” beginning on page 18.

Our Common Shares are traded on the Toronto Stock Exchange (“TSX”) under the symbol “URE” and on the NYSE American (“NYSE American”) under the symbol “URG.” On November 22, 2021, the last reported sale price of the Common Shares on the NYSE American was $1.56 per Common Share and on the TSX was Cdn$2.01 per Common Share. Unless otherwise specified in the applicable prospectus supplement, the Securities other than the Common Shares will not be listed on any securities exchange.

There is currently no market through which the Securities, other than the Common Shares, may be sold and you may not be able to resell such Securities purchased under this prospectus and any applicable prospectus supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE “RISK FACTORS” SECTION BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 17, 2021.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “Ur-Energy,” the “Company,” “we,” “us” and “our” refer to Ur-Energy Inc., either alone or together with our subsidiaries as the context requires. When we refer to “shares” throughout this prospectus, we include all rights attaching to our Common Shares under any shareholder rights plan then in effect.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC” or the “Commission,” using a “shelf” registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

1

RISK FACTORS

The following sets forth certain risks and uncertainties that could have a material adverse effect on our business, financial condition and/or results of operations and the trading price of our Common Shares, which may decline, and investors may lose all or part of their investment. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial also may impair our business operations. We cannot assure you that we will successfully address these risks. In addition, other unknown risks may exist that may affect our business.

An investment in the Securities offered in this prospectus involves a high degree of risk. For a discussion of other factors you should carefully consider before deciding to purchase these securities, please consider the risk factors described in the documents we incorporate by reference, including those in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, as well as those that may be included in the applicable prospectus supplement and other information incorporated by reference in the applicable prospectus supplement. Also, please read our “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business

Largely unrestricted imports challenge the U.S. domestic uranium industry.

Notwithstanding numerous suspensions in production operations during 2020 related to the COVID-19 pandemic, and resulting higher uranium spot prices, the global uranium market continues to be characterized by production levels and costs of production in and for countries such as Russia, Kazakhstan and Uzbekistan which have had a substantial impact on the U.S. uranium production industry over the past several years. China is also aggressively expanding its role in the global uranium miningmarkets and in the rest of the nuclear fuel cycle. If the imports from government-subsidized production sites remain unchecked on a continuing basis, without other relief, there could be a significant continuing negative impact to the uranium market which could adversely impact the Company’s future profitability.

Our 2018 trade action, filed with a co-petitioner under Section 232 of the Trade Expansion Act of 1962 with the U.S. Department of Commerce, was ultimately not successful in obtaining the suggested quotas on imports of uranium products to protect against the threat to U.S. national security presented by Kazakh, Russian and other uranium importers. The action did result in the establishment of the U.S. Nuclear Fuel Working Group (“Working Group”), tasked to conduct a fuller analysis of national security considerations with respect to the entire nuclear fuel supply chain and, specifically, to develop recommendations for reviving and expanding domestic uranium production. The Working Group report was released in April 2020 and made a series of recommendations to support the uranium production industry. Primary among the recommendations of the Working Group is the plan for a national uranium reserve and the revitalization of the existing uranium reserve. In December 2020, initial funding for the reserve, in amount of $75 million, was approved by Congress, subject to the Department of Energy establishing plans for the reserve program.

In addition to the continuing uncertainty of the timing and outcome of the establishment of the reserve and/or other recommendations advanced by the Working Group, the Company’s efforts seeking relief for the industry may have unintended consequences that may affect our business relationships with industry and consumers of uranium. These consequences, together with the costs of continuing to pursue relief, may have adverse impacts on us.

Our term sales contracts for our production have expired. We may be unable to enter into new term sales contracts on suitable terms and conditions, and the spot market does not currently support full production operations at Lost Creek.

Our term sales contracts, which historically resulted in uranium sales at prices in excess of spot prices, have been completed. If market conditions do not improve, and the U.S. utilities do not move away from near-total reliance on imported product from Russia, Kazakhstan and other state-supported operations, we do not expect to execute sales agreements at favorable prices with U.S. utilities in the near future. The timing for the establishment of a new national uranium reserve program and bid process remains unknown. When the new national uranium reserve program will be established, and a bid process initiated, remains unknown. Whether we will be successful in obtaining contracts at pricing and delivery volumes that will sustain full production operations also remains unknown. The failure to enter into new term sales contracts on suitable terms, could adversely impact our operations and mining activity decisions, and resulting cash flows and income.

2

The uranium market is volatile and has limited customers.

The price of uranium is volatile and may experience significant price movements over short periods of time. Factors beyond our control affect the market, including demand for nuclear power; changes in public acceptance of nuclear power generation; political and economic conditions in uranium mining, producing and consuming countries; costs and availability of financing of nuclear plants; changes in governmental regulations; global or regional consumption patterns; speculative activities and increased production due to new extraction developments and improved production methods; the future viability and acceptance of small modular reactors or micro-reactors and the related fuel requirements for this new technology; reprocessing of spent fuel and the re-enrichment of depleted uranium tails or waste; and global economics, including currency exchange rates, interest rates and expectations of inflation. Any future accidents or terrorism at nuclear facilities are likely to also impact the conditions of uranium mining and the use and acceptance of nuclear energy. The effect of these factors on the price of uranium, and therefore on the economic viability of our properties, cannot accurately be predicted.

Our mining operations involve a high degree of risk.

Mining operations generally involve a high degree of risk. We continue operations at our first and, currently, only, uranium in situ recovery facility at Lost Creek, where production activities commenced in 2013. Our operations at Lost Creek, which is a remote site in south-central Wyoming, and at other projects as they continue in development, will be subject to all the hazards and risks normally encountered at remote sites in Wyoming, including safety in commuting and severe weather which can affect such commutes and may slow operations, particularly during winter weather conditions. Additionally, these operations are subject to all the hazards and risks normally encountered in the production of uranium by in situ methods of recovery, such as water management and treatment, including wastewater disposal capacity (deep wells, Class V wells, ponds or other methods; each of which requires regulatory authorizations and varying levels of expense to install and operate), unusual and unexpected geological formations, unanticipated metallurgical difficulties, equipment malfunctions and availability of parts, interruptions of electrical power and communications, other conditions involved in the drilling and removal of material through pressurized injection and production wells, radiation safety, transportation and industrial accidents, and natural disaster (e.g., fire, tornado), any of which could result in damage to, or destruction of, production facilities, damage to life or property, environmental damage and possible legal liability. Adverse effects on operations and/or further development of our projects could also adversely affect our business, financial condition, results of operations and cash flow.

Our business is subject to extensive environmental and other regulations that may make exploring, mining or related activities expensive, and which may change at any time.

The mining industry is subject to extensive environmental and other laws and regulations, which may change at any time. Environmental legislation and regulation continue to evolve in ways which will likely require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, increased reclamation obligations and attendant costs (and costs of bonding), and a heightened degree of responsibility for companies and their officers, directors and employees. Various regulatory actions related to the protection of the greater sage-grouse, for example, are ongoing. EPA rulemakings which may have significant impacts on ISR projects continue to occur from time to time and are likely to recur in future administrations. Proposed CERCLA regulations, which would have significantly increased financial obligations and surety bonding, including possibly ISR projects, may also recur. These are not the only laws and regulations which would result in restrictive changes. Moreover, compliance with environmental quality requirements and reclamation laws imposed by federal, state and local authorities may require significant capital outlays, materially affect the economics of a given property, cause material changes or delays in intended activities, and potentially expose us to litigation and other legal or administrative proceedings. We cannot accurately predict or estimate the impact of any such future laws or regulations, or future interpretations of existing laws and regulations, on our operations. Historic exploration activities have occurred on many of our properties, and mining and energy production activities have occurred on or near certain of our properties. If such historic activities have resulted in releases or threatened releases of regulated substances to the environment, or historic activities require remediation, potential for liability may exist under federal or state remediation statutes.

3

The uranium mining industry is capital intensive, and we may be unable to raise necessary additional funding.

Additional funds will be required for working capital and exploration and development activities at our properties including Lost Creek and the adjoining projects at the Lost Creek Property, as well as the development of our Shirley Basin project. Potential sources of future funds available to us, in addition to the proceeds from sales of current inventory or future production, include the sale of additional equity capital, proceeds from the exercise of outstanding convertible equity instruments, borrowing of funds or other debt structure, project financing, or the sale of our interests in assets. Continued volatility in the equity markets, particularly the commodities and energy markets, may increase the costs attendant to any financing. There is no assurance that such funding will be available to us to renew full production operations or to fund continued development or future exploration. Further, even if such financing is successfully completed, there can be no assurance that it will be obtained on terms favorable to us or will provide us with sufficient funds to meet our objectives, which may adversely affect our business and financial position.

Our mineral resource estimates may not be reliable and are inherently more uncertain than estimates of proven and probable reserves; there is risk and increased uncertainty to commencing and conducting production without established mineral reserves.

Our properties do not contain mineral reserves as defined under Canadian National Instrument 43-101 or SEC Industry Guide 7 and Regulation S-K Subpart 1300. See ”Cautionary Note to United States Investors Concerning Disclosure of Mineral Resources” in our Annual Report on Form 10-K for the year ended December 31, 2020. Until mineral reserves or mineral resources are mined and processed, the quantity of mineral resources and grades must be considered as estimates only. We have established the existence of uranium resources for certain uranium projects, including at the Lost Creek Property. We have not established proven or probable reserves, as defined by Canadian securities regulators or the SEC under Industry Guide 7 or Regulation S-K Subpart 1300, through the completion of a feasibility study, for any of our uranium projects, including the Lost Creek Property. Furthermore, we currently have no plans to establish proven or probable reserves for any of our uranium projects for which we plan to utilize ISR mining, such as the Lost Creek Property or the Shirley Basin Project. As a result, and despite the fact that we commenced recovery of U3O8 at the Lost Creek Project in 2013, there is an increased uncertainty and risk that may result in economic and technical failure which may adversely impact our future profitability.

There are numerous uncertainties inherent in estimating quantities of mineral resources, including many factors beyond our control, and no assurance can be given that the recovery of mineral resources, or even estimated mineral reserves, will be realized. In general, estimates of mineral resources are based upon several factors and assumptions made as of the date on which the estimates were determined, including:

•	geological and engineering estimates that have inherent uncertainties and the assumed effects of regulation by governmental agencies;

•	the judgment of the geologists, engineers and other professionals preparing the estimate;

•	estimates of future uranium prices and operating costs;

•	the quality and quantity of available data;

•	the interpretation of that data; and

•	the accuracy of various mandated economic assumptions, all of which may vary considerably from actual results.

All estimates are, to some degree, uncertain; with in situ recovery, this is due in part to limited sampling information collected prior to mining. For these reasons, estimates of the recoverable mineral resources prepared by different professionals or by the same professionals at different times, may vary substantially. As such, there is significant uncertainty in any mineral resource estimate and actual deposits encountered and the economic viability of a deposit may differ materially from our estimates.

4

We are depleting our mineral resources and must develop additional resources to sustain ongoing operations.

We have been in operation for several years and are depleting the known mineral resource at Lost Creek, which remains our only uranium recovery operation currently. As a result, we must be able to continue to conduct exploration and develop additional mineral resources. While there remain large areas of our Lost Creek Project which require additional exploration, we will need to continue to explore all project areas of the Lost Creek Property and our other mineral properties in Wyoming, or acquire additional, known mineral resource properties to replenish our mineral resources and sustain continued operations. We estimate life of mine when we prepare our mineral resource estimates, but such estimates may not be correct.

Production, capital and operating cost estimates may be inaccurate.

We prepare estimates of annual and future production, the attendant production and operational costs and required working capital for such levels of production, but there is no assurance that we will achieve those estimates. These types of estimates are inherently uncertain and may change materially over time. Operational cost estimates are affected by changes in production levels and may be affected by a need to utilize a greater level of contractor services if required staffing is unavailable or cannot timely be hired and trained. Availability and consistent pricing of materials necessary in the installation of wells, surface production equipment, associated infrastructure, chemicals for processing and, expendable materials related to operations can be variable depending on economic conditions locally and worldwide and may force changes in operations and timing of resource production. In addition, we rely on certain contractors related to the installation of wells and technical services associated with that installation. Their availability or cost of service can change depending on other local market conditions and may therefore affect the installation and production rates of mining.

Restrictive covenants in the agreements governing our indebtedness may restrict our ability to pursue our business strategies.

Our State Bond Loan, under which we currently owe approximately $12.4 million in principal, includes restrictive covenants that, among other things, limit our ability to sell the assets securing our indebtedness (which include our Lost Creek Project and related assets).

If we are unable to service our debt, we could lose the assets securing our indebtedness.

Our ability to make scheduled payments and satisfy other covenants in the State Bond Loan depends on our financial condition and operating performance, which are subject to prevailing economic, competitive, legislative and regulatory conditions beyond our control. We may be unable to generate a level of cash flow from operating activities sufficient to permit us to pay the principal, interest and other fees on our indebtedness.

If we cannot make scheduled payments on our debt, we will be in default which, if not addressed or waived, could require accelerated repayment of our indebtedness and enforcement by the lender against the assets securing our indebtedness. The secured collateral for the State Bond Loan includes the Lost Creek Project and assets related to it and other projects of the Lost Creek Property. These are key assets on which our business is substantially dependent and, as such, the enforcement against any one or all these assets would have a material adverse effect on our operations and financial condition.

5

 Our mining operations are subject to numerous environmental laws, regulations and permitting requirements and bonding requirements that can delay production and adversely affect operating and development costs.

Our business is subject to extensive federal, state and local laws governing all stages of exploration, development and operations at our mineral properties, taxes, labor standards and occupational health, mine and radiation safety, toxic substances, endangered species protections, and other matters. Exploration, development and production operations are also subject to various federal, state and local laws and regulations relating to the protection of the environment. These laws impose high standards on the mining industry, and particularly standards with respect to uranium recovery, to monitor the discharge of wastewater and report the results of such monitoring to regulatory authorities, to reduce or eliminate certain effects on or into land, water or air, to progressively restore mine properties, to manage hazardous wastes and materials and to reduce the risk of worker accidents. A violation of these laws may result in the imposition of substantial fines and other penalties and potentially expose us to operational restrictions, suspension, administrative proceedings or litigation. Many of these laws and regulations have tended to become more stringent over time. Any change in such laws could have a material adverse effect on our financial condition, cash flow or results of operations. There can be no assurance that we will be able to meet all the regulatory requirements in a timely manner or without significant expense or that the regulatory requirements will not change to delay or prohibit us from proceeding with certain exploration, development or operations. Further, there is no assurance that we will not face new challenges by third parties to regulatory decisions when made, which may cause additional delay and substantial expense, or may cause a project to be permanently halted.

Our operations require licenses and permits from various governmental authorities. We believe we hold all necessary licenses and permits to carry on the activities which we are currently conducting or propose to conduct under applicable laws and regulations. Such licenses and permits are subject to changes in regulations and changes in various operating circumstances. There can be no guarantee that we will be able to obtain all necessary licenses and permits that may be required to maintain our exploration and mining activities (or amendments to expand or alter existing operations), including constructing mines, milling or processing facilities and commencing or continuing exploration or mining activities or operations at any of our properties. In addition, if we proceed to production on any other property or new geologic horizon, we must obtain and comply with permits and licenses which will contain specific operating conditions. There can be no assurance that we will be able to obtain such permits and licenses or that we will be able to comply with any and all such conditions.

The uranium industry is highly competitive and is competitive with other energy sources.

 The national and international uranium industry is highly competitive. Our activities are directed toward the exploration for, evaluation, acquisition and development of uranium deposits into production operations. There is no certainty that any expenditures to be made by us will result in discoveries of commercial quantities of uranium production. There is aggressive competition within the uranium mining industry for the discovery, acquisition and development of properties considered to have commercial potential. We compete with other interests, many of which have greater financial resources than we have, for the opportunity to participate in promising projects. Similarly, we market our product in competition with supplies from a very limited number of competitors, most of whom currently are state-sponsored operations producing at lower, subsidized costs.

Nuclear energy competes with other sources of energy, including natural gas, oil, coal, hydroelectricity and renewable energy sources. These other energy sources are to some extent interchangeable with nuclear energy, particularly in the long term. Lower prices of natural gas, oil, coal and hydroelectricity may result in lower demand for uranium concentrate and uranium conversion services. Technical advances in and government support for renewable energy sources could make these forms of energy more viable and have a greater impact on nuclear fuel demands. Further, the growth of the uranium and nuclear power industry beyond its current level will depend upon continued and increased acceptance of nuclear technology as a means of generating electricity. Because of unique political, technological and environmental factors that affect the nuclear industry, the industry is subject to public opinion risks which could have an adverse impact on the demand for nuclear power, whether through increased regulation or otherwise.

Requirements for our products and services may be affected by technological changes in nuclear reactors, enrichment, and used uranium fuel reprocessing. These technological changes could reduce, or increase, the demand for uranium. The cost competitiveness of our operations may be impacted through development of new uranium recovery and processing technologies. As a result, our competitors may adopt technological advancements that provide them an advantage over our operational and production costs.

6

The impacts of the COVID-19 pandemic are likely to continue and the specific impacts to our Company remain uncertain.

COVID-19 declared a pandemic in March 2020, has had a significant negative impact on the global economy and commodity and equity markets, and the outlook remains uncertain. The pandemic poses risk to our business and operations, and could adversely impact our operations, business and financial condition if our employees, regulators, suppliers or other business partners are prevented from conducting routine operations for periods of time. While we continue to monitor these conditions, including government restrictions on movement and operations, it is impossible to predict the extent of any such impact or the levels of success of responsive actions to impacts, as the circumstances continue to evolve, including in unforeseeable ways. We are a highly regulated industry and while the regulators are available to address operational impacts from illness, governmental restrictions and other effects, it remains uncertain whether all impacts can be timely addressed with our operations and with the regulators. We are and will remain fully engaged with our employees in our efforts to protect their health and safety.

 To the extent the COVID-19 pandemic may adversely affect our business and financial results, it may also have the effect of heightening many of the other risks described in this section “Risk Factors” and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, such as those relating to our ability to access additional capital, which could negatively affect our business. Because of the highly uncertain and dynamic nature of events relating to the COVID-19 pandemic, it is not currently possible to estimate the continuing or future impact of the pandemic on our business. However, these effects could have a material impact on our operations, and we will continue to monitor the COVID-19 situation closely.

We depend on services of our management, and key personnel, contractors and service providers, and the timely availability of such individuals and providers cannot be assured now on during a ramp-up.

Shareholders will be relying on the good faith, experience and judgment of our management and advisors providing for the effective management of the business and our operations and in selecting and developing future opportunities. We may need to recruit additional qualified employees, contractors and service providers to supplement existing management and personnel, and we will need to hire additional employees if and as we ramp-up Lost Creek operations and as we develop the Shirley Basin Project. Timely availability of staffing and retention of contractors cannot be assured in our industry, many aspects of which are highly specialized. This is particularly true in the current labor markets in which we recruit our employees and the remote locations for which employees and contractors are needed. As well, the skilled professionals with expertise in geologic, engineering and process aspects of in situ recovery, radiation safety and other facets of our business are currently in high demand, as there are relatively few such professionals with both expertise and experience. The sustained downturn of the uranium production industry in the past several years makes these challenges even more pronounced. Even with return to full production operations, we will continue to be dependent on a relatively small number of key persons, including key contractors, the loss of any one or several of whom could have an adverse effect on our business and operations. We do not hold key man insurance in respect of any of our executive officers.

Lack of acceptance of or outright opposition to nuclear energy could impede our business.

Our future business prospects are tied to the electrical utility industry in the U.S. and worldwide. Deregulation of and other fundamental changes in the utility industry, particularly in the U.S. and Europe, is expected to affect the market for nuclear and other fuels for years to come and may result in a wide range of outcomes including the expansion or the premature shutdown of nuclear reactors. Maintaining the demand for uranium at current levels and future growth in demand will depend upon the continued acceptance of nuclear technology as a means of generating electricity. Unique political and public perception factors impact the nuclear fuel cycle industries, including uranium miners. In recent years, government entities and non-governmental organizations have become more aggressive with respect to opposition of certain mining activities including specifically uranium recovery. These actions may affect our operations even if the opposition is directed at entities or projects unrelated to our Company. Lack of continued public acceptance of nuclear technology would adversely affect the demand for nuclear power and potentially increase the regulation of the nuclear power industry. Following the events of March 2011 in Fukushima Japan, worldwide reaction called into question the public’s confidence in nuclear energy and technology, the effects of which are still apparent in many countries. Additionally, media coverage about uranium production and nuclear energy may be inaccurate or non-objective and further negatively impact public perception of our industry.

7

Our property title and rights may be uncertain and could be challenged.

Although we have obtained title opinions with respect to certain of our properties, there is no guarantee that title to any of our properties will not be challenged or impugned. Third parties may have valid claims underlying portions of our interests. Our mineral properties in the U.S. consist of leases covering state lands, unpatented mining claims and patented mining claims and lands. Many of our mining properties in the U.S. are unpatented mining claims to which we have only possessory title. Because title to unpatented mining claims is subject to inherent uncertainties, it is difficult to determine conclusively ownership of such claims. These uncertainties relate to such things as sufficiency of mineral discovery, proper posting and marking of boundaries and possible conflicts with other claims not determinable from descriptions of record. The present status of our unpatented mining claims located on public lands allows us the exclusive right to mine and remove valuable minerals. We are allowed to use the surface of the public lands solely for purposes related to mining and processing the mineral-bearing ores. However, legal ownership of the land remains with the U.S. We remain at risk that the mining claims may be forfeited either to the U.S. or to rival private claimants due to failure to comply with statutory requirements. Certain of the changes which have been proposed in recent years to amend or replace the General Mining Law of 1872, as amended, could also have an impact on the rights we currently have in our patented and unpatented mining claims. Similarly, we believe that we have necessary rights to surface use and access in areas for which we have mineral rights other than pursuant to a federal unpatented mining claim. Those rights may also be challenged, resulting in delay or additional cost to assert and confirm our rights. We have taken or will take appropriate curative measures to ensure proper title to our mineral properties and rights in surface use or access, where necessary and where possible.

Possible amendments to the General Mining Law could make it more difficult or impossible for us to execute our business plan.

Members of the U.S. Congress have repeatedly introduced bills which would materially amend or replace the provisions of the Mining Law of 1872, as amended, including certain such bills proposed in 2021. Such bills have proposed, among other things, to (i) significantly alter the laws and regulations relating to uranium mineral development and recovery from unpatented and patented mining claims; (ii) impose a federal royalty on production from unpatented mining claims and/or impose other taxes or additional fees on the use or occupancy of federal lands; (iii) impose time limits on the effectiveness of plans of operation that may not coincide with mine life; (iv) convert in part or in whole the existing land holdings program, requiring unpatented mining claims to be taken to lease in a new program under certain circumstances and imposing other circumstances in which the unpatented mining claim would have to be abandoned; (v) limit the mineral property holdings of any single person or company under various stages from prospecting through operations; (vi) impose more stringent environmental compliance and reclamation requirements on activities on unpatented mining claims; (vii) allow states, localities and Native American tribes to petition for the withdrawal of identified tracts of federal land from the operation of the U.S. mining laws; (viii) eliminate or greatly limit the right to a mineral patent; and (ix) allow for administrative determinations that mining would not be allowed in situations where undue degradation of the federal lands in question could not be prevented.

If enacted, such legislation could, among other effects, change the cost of holding unpatented mining claims or leases or the duration for which the claims or leases could be held without development, and could significantly impact our ability to develop locatable mineral resources on our patented and unpatented mining claims. Although it is impossible to predict at this point what any legislated royalties might be, enactment could adversely affect the potential for development and the economics of existing operating mines. Passage of such legislation could adversely affect our financial performance, including that proposals imposing a royalty or otherwise impacting holding and operational costs of mining claims, if passed, could render mineral projects uneconomic.

Additionally, as noted in other risk factors, there are ongoing withdrawals of federal lands for the purposes of mineral location and development. While certain of these proposals have been withdrawn or not finalized and, as yet, no proposal directly affects the areas of Wyoming and Nevada in which we currently have land holdings, such actions could have an adverse effect on our financial performance if they are broadened in scope to directly affect the areas in which we have properties. The reasons for withdrawals are also being broadened in certain recent legislative proposals.

The SEC’s adoption of the “Modernization of Property Disclosures for Mining Registrants” may result in changes to our existing technical reports and mineral resources and will result in increased compliance costs.

The Modernization of Property Disclosures for Mining Registrants, or Regulation S-K Subpart 1300, will rescind and replace Industry Guide 7 and requires us to disclose specific information related to our material mining operations including concerning our reported mineral resources at Lost Creek and Shirley Basin in existing NI 43-101 technical reports. While Regulation S-K Subpart 1300 has similarities with NI 43-101, we will conform our existing technical reports to comply with both Regulation S-K Subpart 1300 and NI 43-101, which may result in revisions to our estimated mineral resources and other aspects of existing reports and will add to our compliance costs. Also, disclosures under Regulation S-K Subpart 1300 will be subject to currently unknown interpretations. We are unable at this time to predict the nature of any future enforcement, interpretation, or application of Regulation S-K Subpart 1300 by the SEC. Any additional revisions to, or interpretations of, Regulation S-K Subpart 1300 could also result in additional time and possibly unforeseen cost associated with compliance.

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Our results of exploration and ultimate production are highly uncertain.

The exploration for, and development of, mineral deposits involves significant risks which a combination of careful evaluation, experience and knowledge may not eliminate. Few properties which are explored are ultimately developed into producing mines. Major expenses may be required to establish mineral resources or reserves, to develop metallurgical processes and to construct mining and processing facilities at a site. It is impossible to ensure that our current exploration and development programs will result in profitable commercial operations; this is true for our Excel gold project as well as our uranium mineral properties.

Whether a mineral deposit will be commercially viable depends on many factors, including the attributes of the deposit, such as size, grade and proximity to infrastructure, as well as uranium and gold prices, which are highly cyclical. Government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of uranium and environmental protection also are factors in determining commercial viability of a mineral project. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.

Climate change and climate change legislation or regulations could impact our operations.

Although we play an important role in addressing climate change with our production of uranium to fuel clean nuclear power, we, too, may be subject to risks associated with climate change which could harm our results of operations and increase our costs and expenses. The occurrence of severe adverse weather conditions may have a potentially serious impact on our operations. Adverse weather may result in physical damage to our operations, instability of our infrastructure and equipment, or alter the supply of electricity to our Lost Creek Property. Impacts may affect worker productivity at our projects. Should any impacts of climate change be material in nature or occur for lengthy periods of time, our financial condition or results of operations would be adversely affected.

U.S., Canadian, and other international legislative or regulatory action intended to ensure the protection of the environment are constantly changing and evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability, and potentially increased capital expenditures and operating costs. While we will continue to monitor and assess any new policies, legislation or regulations regarding such matters, we currently believe that the impact of any such legislation on our business will not be significant.

Our insurance coverage could be insufficient.

We currently carry insurance coverage for general liability, property and casualty, directors’ and officers’ liability and other matters. We intend to carry insurance to protect against certain risks in amounts we consider adequate. Certain insurances may be cost prohibitive to maintain, and even if we carried all such insurances, the nature of the risks we face in our exploration and uranium production operations is such that liabilities could exceed policy limits in any insurance policy or could be excluded from coverage under an insurance policy. The potential costs that could be associated with any liabilities not covered by insurance or which exceed insurance coverage, or compliance with applicable laws and regulations, may cause substantial delays or interruption of operations and require significant capital outlays, adversely affecting our business and financial position. We cannot assure that even our current coverages will continue to be available at acceptable cost or that coverage limits will remain at current levels, any of which could result in adverse effects upon our business and financial condition. We may be required to obtain additional types of insurance or increase existing coverage amounts due to changes in regulation of the mining and nuclear fuel cycle industries. Additionally, we utilize a bonding surety program for our regulatory, reclamation and restoration obligations at Lost Creek and the Pathfinder Mines sites. Availability of and terms for such surety arrangements may change in the future, resulting in adverse effects to our financial condition.

We are subject to risks associated with litigation, governmental or regulatory investigations or challenges, and other legal proceedings.

Defense and settlement costs of legal claims can be substantial, even with respect to claims that have no merit. From time to time, we may be involved in disputes with other parties which may result in litigation or other proceedings. Additionally, it is not unlikely that we may find ourselves involved directly or indirectly in legal proceedings, in the form of governmental or regulatory investigations, administrative proceedings or litigation, arising from challenges to regulatory actions as described in our Annual Report on Form 10-K. Such investigations, administrative proceedings and litigation related to regulatory matters may delay or halt exploration or development of our projects. The results of litigation or any other proceedings cannot be predicted with certainty. If we are unable to resolve any such disputes favorably, it could have a material adverse effect on our financial position, ability to operate, results of operations or our property development.

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Acquisitions and integration may disrupt our business, and we may not obtain full anticipated value of certain acquisitions due to the condition of the markets.

From time to time, we examine opportunities to acquire additional mining assets and businesses. Any acquisition that we may choose to complete may be of significant size, may change the scale of our business and operations, and/or may expose us to new geographic, political, operating, financial and geological risks. Any acquisition would be accompanied by risks. For example, there may be a significant change in commodity prices after we have committed to complete the transaction and established the purchase price or share exchange ratio; a material ore body may prove to be below expectations; we may have difficulty integrating and assimilating the operations and personnel of an acquired company, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise, and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt our ongoing business and relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities which may be significant. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

We are dependent on information technology systems, which are subject to certain risks.

We depend upon information technology systems in a variety of ways throughout our operations. Any significant breakdown of those systems, whether through virus, cyber-attack, security breach, theft, or other destruction, invasion or interruption, or unauthorized access to our systems, could negatively impact our business and operations. To the extent that such invasion, cyber-attack or similar security breach results in disruption to our operations, loss or disclosure of, or damage to, our data and particularly our confidential or proprietary information, our reputation, business, results of operations and financial condition could be materially adversely affected. Our systems, internal controls and insurance for protecting against such cyber security risks may be insufficient. Although to date we have experienced no such attack resulting in material losses, we may suffer such losses at any time in the future. We may be required to expend significant additional resources to continue to modify and enhance our protective measures or to investigate, restore or remediate any information technology security vulnerabilities.

We have never paid dividends and do not currently expect to do so in the near future. Therefore, if our share price does not appreciate, our investors may not gain and could potentially lose on their investment in our shares.

We have not paid dividends on our Common Shares since incorporation and do not anticipate doing so in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the growth of our business. Payments of any dividends will be at the discretion of our Board of Directors (“Board”) after considering many factors, including our financial condition and current and anticipated cash needs. As a result, capital appreciation, if any, of our shares will be an investor’s sole source of gain for the foreseeable future.

Failure to meet the listing maintenance criteria of the NYSE American may result in the delisting of our Common Shares, which could result in lower trading volumes and liquidity, lower prices of our Common Shares and make it more difficult for us to raise capital.

Our Common Shares are listed on the NYSE American and we are subject to its continued listing requirements, including maintaining certain share prices and a minimum amount of shareholder equity. The market price of our Common Shares has been and may continue to be subject to significant fluctuation. If we are unable to comply with the NYSE American continued listing requirements, including its trading price requirements, our Common Shares may be suspended from trading on and/or delisted from the NYSE American. Although we have not been notified of any delisting proceedings, there is no assurance that we will not receive such notice in the future or that we will be able to then comply with NYSE American listing standards. The delisting of our Common Shares from the NYSE American may materially impair our shareholders’ ability to buy and sell our Common Shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Shares. In addition, the delisting of our Common Shares could significantly impair our ability to raise capital.

Further, if our Common Shares were delisted from the NYSE American, they might be subject to the so-called “penny stock” rules. For any transaction involving a “penny stock,” unless exempt pursuant to SEC regulations, the rules impose additional sales practice requirements on broker-dealers, subject to certain exceptions. If our Common Shares were determined to be a “penny stock,” a broker-dealer may find it more difficult to trade our Common Shares and an investor may find it more difficult to acquire or dispose of our Common Shares on the secondary market. These factors could also significantly negatively affect the market price of our Common Shares and our ability to raise capital.

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The trading price of our Common Shares may experience substantial volatility.

The market price of our Common Shares may experience substantial volatility that is unrelated to the Company’s financial condition or operations. The trading price of our Common Shares may also be significantly affected by short-term changes in the price of uranium. The market price of the Company’s securities is affected by many other variables which may be unrelated to our success and are, therefore, not within our control. These include other developments that affect the market for all resource sector-related securities, the breadth of the public market for the common shares and the attractiveness of alternative investments market reaction to the estimated fair value of our portfolio; rumors or dissemination of false information; changes in coverage or earnings estimates by analysts; our ability to meet analysts’ or market expectations; and sales of common shares by existing shareholders. The effect of these and other factors on the market price of the common shares is expected to make the price of the common shares volatile in the future, which may result in losses to investors.

You may experience future dilution as a result of additional equity offerings.

To raise additional capital, we may in the future offer additional of our Common Shares or other securities convertible into or exchangeable for our Common Shares at prices that may not be the same as the price per share as the shares an investor has previously purchased, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders.

We may be a passive foreign investment company and there may be adverse U.S. federal income tax consequences to U.S. shareholders under the passive foreign investment company rules.

Investors in our Common Shares that are U.S. taxpayers (referred to as a U.S. shareholder) should be aware that we may be a “passive foreign investment company” (a “PFIC”) for the period ended December 31, 2020 and may be a PFIC in subsequent years. If we are a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholders generally will be subject to a special, highly adverse tax regime with respect to so-called “excess distributions” received on our Common Shares. Gain realized upon a disposition of our Common Shares (including upon certain dispositions that would otherwise be tax-free) also will be treated as an excess distribution. Excess distributions are punitively taxed and are subject to additional interest charges. Additional special adverse rules also apply to U.S. shareholders who own our Common Shares if we are a PFIC and have a non-U.S. subsidiary that is also a PFIC (a “lower-tier PFIC”).

A U.S. shareholder may make a timely “qualified electing fund” election (“QEF election”) or a “mark-to-market” election with respect to our Common Shares to mitigate the adverse tax rules that apply to PFICs, but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income. To be timely, a QEF election generally must be made for the first year in the U.S. shareholder’s holding period in which Ur-Energy is a PFIC. A U.S. shareholder may make a QEF election only if the U.S. shareholder receives certain information (known as a “PFIC annual information statement”) from us annually. A U.S. shareholder may make a QEF election with respect to a lower-tier PFIC only if it receives a PFIC annual information statement with respect to the lower-tier PFIC. The mark-to-market election is available only if our Common Shares are considered regularly traded on a qualifying exchange, which we cannot assure will be the case for years in which we may be a PFIC. The mark-to-market election is not available for a lower-tier PFIC.

We will use commercially reasonable efforts to make available to U.S. shareholders, upon their written request, for each year in which the Company may be a PFIC, a PFIC annual information statement with respect to the Company and with respect to each such subsidiary that we determine may be a PFIC.

A U.S. shareholder may not make a QEF election with respect to Warrants. As a result, if we are a PFIC at any time when a U.S. shareholder owns Warrants, the U.S. shareholder generally will not be able to make a normal QEF election with respect to the Common Shares acquired upon exercise of such Warrants. Such a U.S. shareholder could, however, make a special “deemed sale” election with respect to the Common Shares under which the U.S. shareholder would recognize inherent gain in the Common Shares acquired on exercise of such Warrants as an excess distribution at the time of the deemed sale election. Such a deemed sale election generally can be made only if the U.S. shareholder owns Common Shares on the first day of our taxable year in which the election is to be effective.

A U.S. shareholder also may not make a mark-to-market election with respect to Warrants. A U.S. shareholder may be able to make a mark-to-market election with respect to Common Shares acquired upon exercise of such Warrants; however, this election would require the U.S. shareholder to recognize inherent gain in the Common Shares acquired on exercise of the Warrants as an excess distribution at the time of the election.

Special adverse rules that impact certain estate planning goals could apply to our Common Shares if we are a PFIC. Each U.S. shareholder should consult its own tax advisor regarding the U.S. federal, state and local consequences of the PFIC rules, and regarding the QEF and mark-to-market elections.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder and, in accordance therewith, we file periodic reports and proxy statements with the SEC. All reports, proxy statements and the other information that we file with the SEC are available to the public from the SEC’s website at www.sec.gov and our website at www.ur-energy.com. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 26, 2021;
(b)

Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 7, 2021, August 3, 2021 and November 1, 2021, respectively;

(c)

Our Current Reports on Form 8-K as filed with the SEC on February 4, 2021, April 2, 2021, April 16, 2021, May 7, 2021, May 14, 2021, June 2, 2021, June 4, 2021, June 9, 2021, and July 9, 2021, all to the extent “filed” and not “furnished” pursuant to Section 13(a) of the Exchange Act;

(d)

The description of common shares contained in our registration statement on Form 40-F filed on January 7, 2008, and as amended on July 7, 2008, including any amendment or report filed for purposes of updating such description; and

(e)

All other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the end of the offering of the Common Shares made by this prospectus.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

Ur-Energy Inc.

Attention: Corporate Secretary

10758 W. Centennial Road, Suite 200

Littleton, CO 80127

(720) 981-4588

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

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CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING DISCLOSURE OF MINERAL RESOURCES

Unless otherwise indicated, all resource estimates, included or incorporated by reference in this prospectus and any prospectus supplement and the documents incorporated herein and therein have been, and will be, prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. NI 43-101 permits the disclosure of an historical estimate made prior to the adoption of NI 43-101 that does not comply with NI 43-101 to be disclosed using the historical terminology if the disclosure: (a) identifies the source and date of the historical estimate; (b) comments on the relevance and reliability of the historical estimate; (c) to the extent known, provides the key assumptions, parameters and methods used to prepare the historical estimate; (d) states whether the historical estimate uses categories other than those prescribed by NI 43-101; and (e) includes any more recent estimates or data available.

Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and resource information contained or incorporated by reference in this prospectus and any prospectus supplement and the documents incorporated herein and therein may not be comparable to similar information disclosed by U.S. companies. In particular, the term “resource” does not equate to the term “‘reserves.” Under SEC Industry Guide 7, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. SEC Industry Guide 7 does not define and the SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources,” “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. U.S. investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained pounds” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. Accordingly, information concerning mineral deposits set forth herein may not be comparable to information made public by companies that report in accordance with U.S. standards under SEC Industry Guide 7.

The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). These amendments became effective February 25, 2019 (“Regulation S-K Subpart 1300”) with compliance required for the first fiscal year beginning on or after January 1, 2021. Regulation S-K Subpart 1300 will replace the disclosure requirements for mining registrants that were included in SEC Industry Guide 7. The resource estimates included or incorporated by reference in this prospectus were not prepared in accordance with Regulation S-K Subpart 1300 and accordingly, information concerning mineral deposits included or incorporated herein may not be comparable to information made public by companies that report in accordance with Regulation S-K Subpart 1300.

CURRENCY AND EXCHANGE RATES

Unless otherwise indicated, all references to “$” or “dollars” in this prospectus and any prospectus supplement refer to U.S. dollars. References to “Cdn$” in this prospectus and any prospectus supplement refer to Canadian dollars.

The rate of exchange on November 22, 2021, as reported by the Bank of Canada for the conversion of Canadian dollars to U.S. dollars, was Cdn$1.00 equals $0.7886 and, for the conversion of U.S. dollars to Canadian dollars, was $1.00 equals Cdn$1.2680.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and forward-looking information and forward-looking statements within the meaning of applicable Canadian securities laws, with respect to our financial condition, results of operations, business prospects, plans, objectives, goals, strategies, future events, capital expenditures, and exploration and development efforts. These forward-looking statements can be identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “intends,” “plans” and other similar expressions or statements that an action, event or result “may,” “could” or “should” be taken, occur or be achieved, or the negative thereof or other similar statements, however the absence of such words does not mean that a statement is not forward-looking. These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Such statements include, but are not limited to: (i) the ability to maintain safe and compliant reduced-level production operations at Lost Creek; (ii) the timing for completion of ongoing development and to determine future development and construction priorities at Lost Creek and Shirley Basin; (iii) the ability to ramp-up and transition to full or other warranted production levels in a timely and cost-effective manner when market and other conditions warrant; (iv) life of mine, costs and production results for each project; (v) the timing and outcome of final regulatory approvals of the amendments for uranium recovery at the LC East Project; (vi) the ability to complete additional favorable uranium sales agreements including spot sales if the market warrants and as may be advantageous to the Company; (vii) the impacts of COVID-19 on our business, operations, and financial liquidity, and the impacts of the pandemic directly and indirectly on the uranium market; (viii) resolution of the continuing challenges within the uranium market, including supply and demand projections; (ix) the size and sustainability of impacts on the uranium market of recent physical funds and other depositories for purchases of uranium inventories; (x) the timing and impact of implementation of the national uranium reserve program and the Company’s role in the program; (xi) timing for implementation of other recommendations made by the United States Nuclear Fuel Working Group for the revival and expansion of domestic nuclear fuel production, and whether the Biden Administration will incorporate nuclear energy and domestic production of uranium into its climate change initiatives; (xii) impacts on the global markets of climate change initiatives of nations and multi-national companies; (xiii) whether the proposed transaction of certain non-core assets will be completed, on what terms and timing; and (xiv) whether our financing activities and cost-savings measures which we have implemented will be sufficient to support our operations and for what period of time.

Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation, risks related to:

•	timing, duration and overall impact of the COVID-19 pandemic on the Company’s business and operations;
•	challenges presented by current inventories and largely unrestricted imports of uranium products into the U.S.;
•	future estimates for production;
•	capital expenditures;
•	operating costs;
•	mineral resources, grade estimates and recovery rates;
•	market prices;
•	business strategies and measures to implement such strategies;
•	competitive strengths;
•	estimates of goals for expansion and growth of the business and operations;
•	plans and references to our future successes;
•	our history of operating losses and uncertainty of future profitability;

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•	status as an exploration stage company;
•	the lack of mineral reserves;
•	risks associated with obtaining permits and other authorizations in the U.S.;
•	risks associated with current variable economic conditions;
•	our ability to service our debt and maintain compliance with all restrictive covenants related to the debt facility and security documents;
•	the possible impact of future debt or equity financings;
•	the hazards associated with mining production operations;
•	compliance with environmental laws and regulations;
•	wastewater management;
•	uncertainty regarding the pricing and collection of accounts;
•	the possibility for adverse results in potential litigation;
•	uncertainties associated with changes in law, government policy and regulation;
•	uncertainties associated with a Canada Revenue Agency or U.S. Internal Revenue Service audit of any of our cross border transactions;
•	adverse changes in general business conditions in any of the countries in which we do business;
•	changes in size and structure;
•	the effectiveness of management and our strategic relationships;
•	ability to attract and retain key personnel and management;
•	uncertainties regarding the need for and ability to obtain additional capital;
•	sufficiency of insurance coverages;
•	uncertainty regarding the fluctuations of quarterly results;
•	foreign currency exchange risks;
•	ability to enforce civil liabilities under U.S. securities laws outside the U.S.;
•	ability to maintain our listing on the NYSE American and TSX;
•	risks associated with the expected classification as a “passive foreign investment company” under the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended;
•	risks associated with our investments;
•	other factors, many of which are beyond our control; and
•	other risks and uncertainties described elsewhere in this prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other filings we make with the SEC.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Our Business” and “Risk Factors” in this prospectus and any additional risks or uncertainties described in any prospectus supplements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all of the forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

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OUR BUSINESS

Incorporated on March 22, 2004, Ur-Energy is an exploration stage mining company, as that term is defined in the SEC Industry Guide 7. We are engaged in uranium mining, recovery and processing activities, including the acquisition, exploration, development and operation of uranium mineral properties in the U.S. Through our Wyoming operating subsidiary, Lost Creek ISR, LLC, we began operating our first in situ recovery uranium mine at our Lost Creek project in 2013. Ur-Energy is a corporation continued under the Canada Business Corporations Act on August 8, 2006. Our Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “URE” and on the NYSE American LLC (the “NYSE American”) under the symbol “URG.”

Ur-Energy has one direct wholly-owned subsidiary: Ur-Energy USA Inc., incorporated under the laws of the State of Colorado. It has offices in Colorado and Wyoming and has employees in both states, in addition to having one employee based in Arizona.

Ur-Energy USA has three wholly-owned subsidiaries: NFU Wyoming, LLC, a limited liability company formed under the laws of the State of Wyoming to facilitate acquisition of certain property and assets and, currently, to act as our land holding and exploration entity; Lost Creek ISR, LLC, a limited liability company formed under the laws of the State of Wyoming to hold and operate our Lost Creek project and certain other of our Lost Creek properties and assets; and Pathfinder Mines Corporation (“Pathfinder”), incorporated under the laws of the State of Delaware, which holds, among other assets, the Shirley Basin and Lucky Mc properties in Wyoming. Lost Creek ISR, LLC employs personnel at the Lost Creek Project.

We utilize in situ recovery (“ISR”) of the uranium at our flagship project, Lost Creek, and will do so at other projects where possible. The ISR technique is employed in uranium extraction because it allows for an effective recovery of roll front uranium mineralization at a lower cost. At Lost Creek, we extract and process uranium oxide (“U3O8”) for shipping to a third-party conversion facility for further processing, storage and sales.

Our Lost Creek processing facility, which includes all circuits for the production, drying and packaging of U3O8 for delivery into sales transactions, is designed and anticipated under current licensing to process up to 1.2 million pounds of U3O8 annually from the Lost Creek mine. The processing facility has the physical design capacity and is licensed to process 2.2 million pounds of U3O8 annually, which provides additional capacity, of up to one million pounds U3O8, to process material from other sources. We expect that the Lost Creek processing facility may be utilized to process captured U3O8 from our Shirley Basin Project. However, the Shirley Basin permit and license allow for the construction of a full processing facility, providing greater construction and operating flexibility as may be dictated by market conditions.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “Ur-Energy,” the “Company,” “we,” “us” and “our” refer to Ur-Energy Inc., either alone or together with our subsidiaries as the context requires.

Our corporate office is located at 10758 W. Centennial Road, Suite 200, Littleton, CO 80127 and our telephone number is (720) 981-4588. Our website address is www.ur-energy.com. The information on our website is not part of this prospectus.

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USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes and working capital. Each prospectus supplement will contain specific information concerning the use of proceeds from that sale of the Securities.

We will bear all of the expenses of the offering of the Securities, and such expenses will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We are registering the Securities with an aggregate offering price not to exceed $100,000,000, to be sold by the Company under a “shelf” registration process. If we offer any of the Securities under this prospectus we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

We may offer and sell all or a portion of the Securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales affected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree to sell a specified number of such shares at a stipulated price per share;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

We may sell the Securities at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the Securities from time to time will be determined by us, and, at the time of the determination, may be higher or lower than the market price of our Common Shares on the TSX, NYSE American, or any other exchange or market.

In connection with the sale of the Securities or interests therein, we may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions they assume. We may also sell the Securities short and deliver these Securities to close out their short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these Securities. We may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers or agents that participate in the sale of the Common Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. We will bear all of the expenses of the offering of Securities.

We may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the Securities, including liabilities arising under the Securities Act.

Except for the Amended and Restated At Market Issuance Sales Agreement entered into in connection with Ur-Energy’s ATM program, we have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Securities. Upon entering into any material arrangement with an underwriter or broker-dealer for the sale of the Securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the applicable seller;

•	the Securities being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the purchase price of the Securities and the proceeds to be received from the sale; and

•	other material terms of the offering.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Securities offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of Securities in the market and to our activities.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the Securities under this prospectus, we may sell the Common Shares in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

With respect to the sale of any Securities under this prospectus, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or any independent broker or dealer will not be greater than eight percent (8%).

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DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Because the terms of a specific series of debt securities may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.

We may issue senior notes under a senior indenture to be entered into among us and a trustee to be named in the senior indenture. We may issue subordinated notes under a subordinated indenture to be entered into among us and a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. Unless otherwise specified in the applicable prospectus supplement, the indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. We urge you to read the indenture applicable to your investment, because the indenture, and not this section, defines your rights as a holder of debt securities.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical in all material respects.

General

The senior debt securities will have the same ranking as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates, or the method of determining the dates, on which the debt securities will mature;

•	the interest rate or rates of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the regular record dates;

•	if a debt security is issued with original issue discount, the yield to maturity;

•	the places where payments may be made on the debt securities;

•	any mandatory or optional redemption provisions applicable to the debt securities;

•	any sinking fund or analogous provisions applicable to the debt securities;

•	whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

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•	whether the notes will be senior or subordinated;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•	the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

•	any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;

•	if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	the method of determining the amount of any payments on the debt securities which are linked to an index;

•	whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

•	whether the debt securities will be convertible into or exchangeable for Common Shares or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

•	any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants; and

•	any other specific terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, (1) the debt securities will be registered debt securities, and (2) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000. Debt securities may bear legends required by applicable United States and Canadian federal tax law and regulations.

If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

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Exchange, Registration and Transfer

Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by us or on our behalf for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States or Canada for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States or Canada for the subordinated debt securities.

In the event of any redemption in part of any class or series of debt securities, we will not be required to:

•	issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on the day of mailing of the relevant notice of redemption; or

•	register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent.

Global Securities

A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that are issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interestsmust be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be the registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Definitive Global Securities

Book-Entry Securities. Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of book-entry debt securities or by us, if these debt securities are offered and sold directly by us.

Ownership of book-entry debt securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of book-entry debt securities will be evidenced only by, and the transfer of that ownership will be affected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.

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So long as the depositary or its nominee is the registered owner of a global debt security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, book-entry debt securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing the book-entry debt securities. Owners of book-entry debt securities:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to receive physical delivery of the debt securities in definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer book-entry debt securities.

We expect that the depositary for book-entry debt securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, and will be the responsibility of those participants.

Consolidation, Merger, Sale or Conveyance

We may, without the consent of the holders of the debt securities, merge into, amalgamate or consolidate with any other person, or convey or transfer all or substantially all of our properties and assets to another person provided that the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures.

The remaining or acquiring person will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on our ability to merge into, amalgamate, consolidate with, or convey or transfer all or substantially all of our properties and assets to, another person.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. or Canadian government obligations to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture, which will described in the applicable prospectus supplement. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers’ certificate and an opinion of counsel that state that the required conditions have been satisfied.

Each indenture contains a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we affect a legal defeasance, some of our obligations will continue, including obligations to:

•	maintain and apply money in the defeasance trust,

•	register the transfer or exchange of the debt securities,

•	replace mutilated, destroyed, lost or stolen debt securities, and

•	maintain a registrar and paying agent in respect of the debt securities.

The indentures specify the types of U.S. or Canadian government obligations that we may deposit, which will be described in the applicable prospectus supplement.

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Events of Default, Notice and Waiver

Except as may be set forth in the applicable prospectus supplement, each indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:

•	failure to pay interest on any debt security of the class or series for 90 days when due;

•	failure to pay the principal or any premium on any debt securities of the class or series when due;

•	failure to make any sinking fund payment when due;

•	failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 90 days after being given notice; and

•	occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.

If any event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

The holders of a majority in aggregate principal amount of the debt securities of that series then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.

Each indenture requires the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.

Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.

Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

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Modification of the Indentures

We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.

We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

•	change the stated maturity of any debt security;

•	reduce the principal, premium, if any, or rate of interest on any debt security; or

•	reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture.

Notices

Notice to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.

Replacement of Securities Coupons

Debt securities or coupons that have been mutilated will be replaced by us at the expense of the holder upon surrender of the mutilated debt security or coupon to the security registrar. Debt securities or coupons that become destroyed, stolen, or lost will be replaced by us at the expense of the holder upon delivery to the security registrar of evidence of its destruction, loss, or theft satisfactory to us and the security registrar. In the case of a destroyed, lost, or stolen debt security or coupon, the holder of the debt security or coupon may be required to provide reasonable security or indemnity to the trustee and us before a replacement debt security will be issued.

Concerning the Trustees

We may from time to time maintain lines of credit, and have other customary banking relationships, with any of the trustees.

Senior Debt Securities

The senior debt securities will rank equally with all of our other unsecured and non-subordinated debt.

Certain Covenants in the Senior Indenture

The prospectus supplement relating to a series of senior debt securities will describe any material covenants in respect of that series of senior debt securities.

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Subordinated Debt Securities

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. In addition, claims of creditors generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors with regard to the assets of our subsidiaries. Creditors of our subsidiaries include trade creditors, secured creditors and creditors holding guarantees issued by our subsidiaries.

Unless otherwise specified in a prospectus supplement, senior indebtedness shall mean the principal of, premium, if any, and interest on, all indebtedness for money borrowed by us and any deferrals, renewals, or extensions of any senior indebtedness. Indebtedness for money borrowed by us includes all indebtedness of another person for money borrowed that we guarantee, other than the subordinated debt securities, whether outstanding on the date of execution of the subordinated indenture or created, assumed or incurred after the date of the subordinated indenture. However, senior indebtedness will not include any indebtedness that expressly states to have the same rank as the subordinated debt securities or to rank junior to the subordinated debt securities. Senior indebtedness will also not include any of our obligations to our subsidiaries.

The senior debt securities constitute senior indebtedness under the subordinated indenture. A prospectus supplement will describe the relative ranking among different series of subordinated debt securities.

Unless otherwise specified in a prospectus supplement, we may not make any payment on the subordinated debt securities and may not purchase, redeem, or retire any subordinated debt securities if any senior indebtedness is not paid when due or the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or the senior indebtedness has been paid in full. We may, however, pay the subordinated debt securities without regard to these limitations if we or the subordinated trustee receive written notice approving the payment from the representatives of the holders of senior indebtedness with respect to which either of the events set forth above has occurred and is continuing. Unless otherwise specified in a prospectus supplement, during the continuance of any default with respect to any designated senior indebtedness under which its maturity may be accelerated immediately without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for 90 days after the receipt by the subordinated trustee of written notice of a default from the representatives of the holders of designated senior indebtedness. If the holders of designated senior indebtedness or the representatives of those holders have not accelerated the maturity of the designated senior indebtedness at the end of the 90 day period, we may resume payments on the subordinated debt securities. Only one notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during that period.

In the event that we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of our company or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness as their interests may appear. However, holders of subordinated debt securities will be permitted to receive distributions of shares and debt securities subordinated to the senior indebtedness. If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, the holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

If payment of the subordinated debt securities is accelerated because of an event of default, either we or the subordinated trustee will promptly notify the holders of senior indebtedness or the representatives of the holders of the acceleration. We may not pay the subordinated debt securities until five business days after the holders or the representatives of the senior indebtedness receive notice of the acceleration. Afterwards, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.

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As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.

The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants in respect of any series of subordinated debt securities.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into Common Shares or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the Common Shares or other securities, property or assets you would receive would be issued or delivered.

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DESCRIPTION OF COMMON SHARES

Our authorized share capital consists of an unlimited number of Common Shares without par value. As at November 22, 2021 we had 216,013,525 Common Shares outstanding.

Dividend Rights

Holders of Common Shares are entitled to receive such dividends as may be declared from time to time by our Board, in its discretion, out of funds legally available therefore.

Voting Rights

Holders of Common Shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders.

Election of Directors

The Company has adopted a majority voting policy for the election of directors at uncontested meetings which can be viewed on our website at https://www.ur-energy/investors/corporate-governance/governance-documents. The policy provides that, in an uncontested election, each director must be elected by a majority of the votes cast with respect to that director’s election. Votes will not be deemed cast if no authority or discretion is given (for example, a broker non-vote). If a director does not receive a majority (50% + 1) of the votes cast as to that director’s election, the candidate will forthwith submit to the Board a notice of resignation and shall not participate in any meeting of the Board or any of its committees while the resignation is considered. The Corporate Governance and Nominating Committee (the “Committee”) will expeditiously consider the candidate’s resignation and make recommendation to the Board whether to accept it. In considering the candidate’s resignation, the Committee and the Board shall only refuse to accept such resignation if there are exceptional circumstances.

Liquidation

Upon liquidation, dissolution or winding up of the Company, holders of Common Shares are entitled to receive pro rata the assets of the Company, if any, remaining after payments of all debts and liabilities. All of the Common Shares rank equally as to participation in a distribution of our assets on a liquidation, dissolution or winding-up of the Company and the entitlement to dividends.

Redemption

No shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.

Advance Notice By-Law

By-Law No. 2 (Advance Notice) was approved by our Board on February 25, 2016, and later approved by our shareholders at Ur-Energy’s annual and special meeting of shareholders on May 5, 2016. The Advance Notice By-Law requires shareholders to provide the Company with advanced notice of persons the shareholder intends to nominate for election to the Board. The Advance Notice By-Law fixes a deadline by which director nominations must be submitted to the Company prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Company for it to be in proper written form.

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In the case of an annual meeting of shareholders, notice to the Company must be made not less than thirty (30) days prior to the date of the annual meeting; provided, however, that if the first public announcement of the date of the annual meeting is less than fifty (50) days prior to the meeting, notice must be made not later than the tenth (10th) day following such public announcement.

In the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors, notice to the Company must be made not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting was made.

Other Provisions

Provisions as to the modification, amendment or variation of the rights attached to the Common Shares are contained in our articles and the Canada Business Corporations Act. Generally speaking, substantive changes to the share capital require the approval of the shareholders by special resolution (at least two-thirds of the votes cast).

General

All outstanding Common Shares are, and the Common Shares offered by this prospectus or obtainable upon exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be, fully paid and non-assessable.

You should read the prospectus supplement relating to any offering of Common Shares, or of securities convertible, exchangeable or exercisable for Common Shares, for the terms of the offering, including the number of Common Shares offered, any initial offering price and market prices relating to the Common Shares.

This section is a summary and may not describe every aspect of our Common Shares that may be important to you. We urge you to read applicable provisions of the Canada Business Corporations Act and our Articles of Continuance and Articles of Amendment, because they, and not this description, define your rights as a holder of our Common Shares. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

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DESCRIPTION OF WARRANTS

We may issue Warrants for the purchase of debt securities, Common Shares or other securities. Warrants may be issued independently or together with debt securities, Common Shares or other securities offered by any prospectus supplement and may be attached to or separate from any such offered Securities. Series of Warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, as will be set forth in the prospectus supplement relating to the particular issue of Warrants. The warrant agent would act solely as our agent in connection with the Warrants and would not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants.

You should refer to the provisions of the warrant agreement that will be filed with the SEC and any other applicable securities commissions or similar regulatory authorities in connection with the offering of Warrants for the complete terms of the warrant agreement.

Prior to the exercise of any Warrants, holders of such Warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, Common Shares, Warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•	the designation and terms of the units and the securities included in the units;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units;

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	any material Canadian and/or United States federal income tax consequences; and

•	how, for Canadian and/or United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities or Common Shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the shareholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each shareholder;

•	the exercise price payable for each share of debt securities, common shares, or other securities upon the exercise of the rights;

•	the number and terms of the shares of debt securities, common shares, or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

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DENOMINATIONS, REGISTRATION AND TRANSFER

Other than in the case of book-entry-only Securities, Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by us for such purpose with respect to any issue of Securities referred to in a prospectus supplement. No service charge will be made for any transfer, conversion or exchange of the Securities but we may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be affected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a prospectus supplement refers to any registrar or transfer agent designated by us with respect to any issue of Securities, we may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.

In the case of book-entry-only Securities, a global certificate or certificates representing the Securities will be held by a designated depositary for its participants. The Securities must be purchased or transferred through such participants, which includes securities brokers and dealers, banks and trust companies. The depositary will establish and maintain book-entry accounts for its participants acting on behalf of holders of the Securities. The interests of such holders of Securities will be represented by entries in the records maintained by the participants. Holders of Securities issued in book-entry-only form will not be entitled to receive a certificate or other instrument evidencing their ownership thereof, except in limited circumstances. Each holder will receive a customer confirmation of purchase from the participants from which the Securities are purchased in accordance with the practices and procedures of that participant.

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CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Non-Residents of Canada

The following is a general summary of the principal Canadian federal income tax considerations generally applicable under Income Tax Act (Canada) (the “Tax Act”) to a holder who acquires Common Shares or Warrants as beneficial owner pursuant to the prospectus and who, at all relevant times, for the purposes of the Tax Act, holds such Common Shares or Warrants as capital property, deals at arm’s length with the Company, is not affiliated with the Company and, for purposes of the Tax Act, is not, and is not deemed to be, a resident of Canada and has not and will not use or hold or be deemed to use or hold the Common Shares or Warrants in or in the course of carrying on business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed below, may apply to a non-resident of Canada that is an insurer which carries on business in Canada and elsewhere. Such Non-Residents Holders should consult their own tax advisors.

The Common Shares and Warrants will generally be considered capital property to a Non-Resident Holder unless either (i) the Non-Resident Holder holds the Common Shares or Warrants in the course of carrying on a business of buying and selling securities or (ii) the Non-Resident Holder has acquired the Common Shares or Warrants in a transaction or transactions considered to be an adventure in the nature of trade.

The term “US Holder,” for the purposes of this section, means a Non-Resident Holder who, for purposes of the Canada-United States Tax Convention (1980) as amended, (the “Convention”), is at all relevant times a resident of the United States and is a “qualifying person” within the meaning of the Convention. In some circumstances, income or gains earned by fiscally transparent entities (including limited liability companies) will be eligible for benefits under the Convention. US Holders are urged to consult with their own tax advisors to determine their entitlement to benefits under the Convention based on their particular circumstances.

This summary is based on the current provisions of the Tax Act, the regulations thereunder (the “Regulations”), the current provisions of the Convention, and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date hereof.

This summary also takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (collectively, the “Proposed Tax Amendments”). No assurances can be given that the Proposed Tax Amendments will be enacted or will be enacted as proposed. Other than the Proposed Tax Amendments, this summary does not take into account or anticipate any changes in law or the administration policies or assessing practice of CRA, whether by judicial, legislative, governmental or administrative decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder and no representations with respect to the income tax consequences to any particular holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective investors in Common Shares or Warrants should consult their own tax advisors with respect to their own particular circumstances.

Currency Conversion

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares and Warrants, including dividends, adjusted cost base and proceeds of disposition must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada on the date on which the amount first arose or such other rate of exchange as is acceptable to the CRA.

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Exercise of Warrants

Upon the exercise of a Warrant, there will be no income tax consequences for a Non-Resident Holder. When a Warrant is exercised, the Non-Resident Holder’s cost of the Common Share acquired thereby will be the aggregate of the Non-Resident Holder’s adjusted cost base of such Warrant and the exercise price paid for the Common Share. The Non-Resident Holder’s adjusted cost base of the Common Share so acquired will be determined by averaging such cost with the adjusted cost base to the Non-Resident Holder of all Common Shares held by the Non-Resident Holder as capital property immediately prior to such acquisition.

Disposition of Common Shares and Warrants

Generally, a Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of the Common Shares or Warrants (nor will capital losses arising from the disposition be recognized under the Tax Act) unless the Common Shares or Warrants constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention. Provided the shares are listed on a designated stock exchange (which currently includes the TSX and the NYSE MKT, now renamed the NYSE American) at the time of disposition, the Common Shares and the Warrants generally will not constitute taxable Canadian property of a Non-Resident Holder, unless at any time during the 60-month period immediately preceding the disposition the following two conditions have been met concurrently: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm’s length, or the Non-Resident Holder together with all such persons, owned or was considered to own 25% or more of the issued shares of any class or series of shares of the capital stock of the Company; and (ii) more than 50% of the fair market value of the Common Shares was determined directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as determined in the Tax Act), “timber resource properties” (as defined in the Tax Act) or options in respect of, or interests in, or civil law rights in, such properties, whether or not such property exists.

In July 2017, NYSE MKT, which is listed by the Department of Finance (Canada) as a “designated stock exchange,” was rebranded as NYSE American. The Department of Finance (Canada) has not yet confirmed that the NYSE American is a “designated stock exchange” for purposes of the Tax Act. While the NYSE American should be considered a “designated stock exchange,” this matter is not entirely free from doubt. Non-Resident Holders should consult their own advisors in this regard.

If the Common Shares or Warrants are taxable Canadian property to a Non-Resident Holder, any capital gain realized on the disposition or deemed disposition of such shares, may not be subject to Canadian federal income tax pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder.

A Non-Resident Holder whose shares are taxable Canadian property should consult their own advisors.

Dividends on Common Shares

Under the Tax Act, dividends on shares paid or credited to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividends. This withholding tax may be reduced pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder. Under the Convention, a US Holder will generally be subject to Canadian withholding tax at a rate of 15% of the amount of such dividends. In addition, under the Convention, dividends may be exempt from Canadian non-resident withholding tax if paid to certain US Holders that are qualifying religious, scientific, literary, educational or charitable tax-exempt organizations and qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits that are exempt from tax in the United States and that have complied with specific administrative procedures.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the anticipated U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to (i) the acquisition, ownership and disposition of Common Shares or Warrants which the Company may offer, either separately or in combination as a unit, from time to time pursuant to terms described in an applicable prospectus supplement, including Common Shares acquired upon exercise of a Warrant; and (ii) the exercise, disposition, and lapse of Warrants acquired in such an offering.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of acquisition of Common Shares or Warrants pursuant to a prospectus supplement. Additionally, this summary does not address the U.S. federal tax consequences of acquiring, owning and disposing of the other types of securities (including debt securities) that the Company has the ability to offer based on this prospectus, and the relevant prospectus supplement will contain additional or modified disclosure concerning the anticipated U.S. federal income tax consequences relevant to such other securities. Furthermore, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax considerations applicable to such U.S. Holder at the time of a particular offering of Common Shares or Warrants. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. U.S. Holders should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of Common Shares and/or Warrants in connection with any offering pursuant to a prospectus supplement.

No ruling from the U.S. Internal Revenue Service (the “IRS”) or legal opinion has been requested, or will be obtained, regarding the potential U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated by the Department of the Treasury (whether final, temporary or proposed) (“Treasury Regulations”), U.S. court decisions, published rulings and administrative positions of the IRS, and the Convention, in each case, in effect as of the date of this prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner, possibly with retroactive effect, at any time, including between the date of this prospectus and the date of any prospectus supplement pursuant to which a U.S. Holder acquires Common Shares and/or Warrants. Additionally, any such change could be applied on a retroactive basis after a U.S. Holder has acquired Common Shares and/or Warrants and could change the U.S. federal income tax considerations described in this summary as applied to such U.S. Holder in connection with a purchase of Common Shares and/or Warrants pursuant to the applicable prospectus supplement. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holder

For purposes of this section, a “U.S. Holder” is a beneficial owner of Common Shares or Warrants acquired pursuant to a prospectus supplement that is (a) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (b) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any state in the United States or the District of Columbia; (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income; or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes, or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

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Non-U.S. Holder

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of Common Shares or Warrants that is neither a U.S. Holder nor a partnership (or other “pass-through” entity). This summary does not address the U.S. federal income tax considerations applicable to Non-U.S. Holders relating to the acquisition, ownership and disposition of Common Shares or Warrants. Accordingly, Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and foreign tax consequences (including the potential application of and operation of the Convention or any other tax treaties) relating to the acquisition, ownership, and disposition of Common Shares and Warrants.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies or that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (c) U.S. Holders that have a “functional currency” other than the U.S. dollar; (d) U.S. Holders that own Common Shares or Warrants as part of a straddle, hedging transaction, conversion transaction, constructive sale or other arrangement involving more than one position; (e) U.S. Holders that acquired Common Shares or Warrants in connection with the exercise of employee stock options or otherwise as compensation for services; (f) U.S. Holders that hold Common Shares or Warrants other than as a capital asset (generally property held for investment purposes) within the meaning of Section 1221 of the Code; or (g) U.S. Holders that own, directly, indirectly or by attribution, 10% or more, by voting power or value, of the outstanding shares of the Company. The summary below also does not address the impact of an offering on persons who are U.S. expatriates or former long-term residents of the United States subject to Section 877 or 877A of the Code. U.S. Holders and others that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal income tax consequences relating to the acquisition, ownership and disposition of Common Shares and/or Warrants.

If an entity that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares or Warrants, the U.S. federal income tax consequences applicable to such partnership (or “pass-through” entity) and the partners of such partnership (or owners of such “pass-through” entity) generally will depend on the activities of the partnership (or “pass-through” entity) and the status of such partners (or owners). Partners of entities that are classified as partnerships (and owners of other “pass-through” entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences relating to the acquisition, ownership and disposition of Common Shares and/or Warrants.

Tax Consequences Other than U.S. Federal Income Tax Consequences Not Addressed

This summary does not address the U.S. state and local tax, U.S. estate, gift, and generation-skipping tax, U.S. federal alternative minimum tax, or foreign tax consequences to U.S. Holders relating to the acquisition, ownership, and disposition of Common Shares and/or Warrants. Each U.S. Holder should consult its own tax advisor regarding the U.S. state and local tax, U.S. estate, gift, and generation-skipping tax, U.S. federal alternative minimum tax and foreign tax consequences relating to the acquisition, ownership, and disposition of Common Shares and/or Warrants.

U.S. Federal Income Tax Consequences of Common Shares and Warrants Offered as Part of a Unit

It is possible that the Company will offer Common Shares and Warrants in combination to be purchased as a unit. For U.S. federal income tax purposes, the acquisition by a U.S. Holder of such a unit will be treated as the acquisition of two separate instruments: an instrument consisting of a Common Share or portion of such a Common Share and an instrument consisting of a Warrant or portion of such a Warrant. The purchase price for the unit will be allocated between these two instruments in proportion to their relative fair market values at the time the unit is purchased by the U.S. Holder. This allocation of the purchase price for a unit will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the Common Share and Warrant components that comprise such unit.

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If the Company issues Common Shares and Warrants as part of a unit, it will inform the U.S. Holder of the portion of the unit purchase price it intends to allocate to each instrument in the applicable prospectus supplement. However, the IRS will not be bound by the Company’s allocation of the purchase price for units offered, and therefore, the IRS or a U.S. court might not respect the allocation provided by the Company. U.S. Holders should consult their own tax advisors regarding the allocation of the purchase price for any units purchased. A U.S. Holder’s holding period for each instrument acquired in a unit will begin on the day after the date of acquisition.

U.S. Federal Income Tax Consequences of the Exercise and Disposition of Warrants

Exercise of Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a Warrant and related receipt of a Common Share (unless cash is received in lieu of the issuance of a fractional Common Share). A U.S. Holder’s initial tax basis in the Common Share received on the exercise of a Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. Subject to the PFIC rules discussed below, a U.S. Holder’s holding period for the Common Share acquired on exercise of a Warrant generally should begin on the day after the date on which such U.S. Holder exercised the corresponding Warrant.

It is possible that under the terms of the applicable prospectus supplement, a U.S. Holder may be permitted to undertake a cashless exercise of a Warrant into Common Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into Common Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants, including whether taxable gain or loss is recognized in connection with such a cashless exercise, if a cashless exercise is permitted under the applicable prospectus supplement.

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Warrant sold or otherwise disposed of. As noted below under “Sale or Other Taxable Disposition of Common Shares,” such gain or loss generally will be treated as “U.S. source” gain or loss for purposes of U.S. foreign tax credit calculations. Subject to the PFIC rules discussed below, any such gain or loss generally should be a capital gain or loss (provided that the Common Shares to be issued on the exercise of such Warrant would have been a capital asset if acquired by the U.S. Holder). Any such gain or loss will be long-term gain or loss if the Warrant disposed of was held for more than one year.

Expiration of Warrants without Exercise

Upon the lapse or expiration of a Warrant a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Warrant. Any such loss generally will be a capital loss (provided that the Common Shares to be issued on the exercise of such Warrant would have been a capital asset if acquired by the U.S. Holder) and will be long-term capital loss if the Warrant was held for more than one year. Deductions for capital losses are subject to limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Common Shares that are to be issued on the exercise of Warrants purchased, or an adjustment to the exercise price of such Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or assets of the Company, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to shareholders of the Company). Any constructive distributions will generally be taxable (see a more detailed discussion of the rules applicable to distributions made by the Company at “Distributions on Common Shares” below).

However, adjustments to the exercise price of the Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of Warrants will generally not be considered to result in a constructive distribution to a U.S. Holder of Warrants. U.S. Holders should carefully review the conversion rate adjustment provisions and consult their own tax advisors with respect to the tax consequences of any such adjustment.

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U.S. Federal Income Tax Consequences of the Acquisition, Ownership and Disposition of Common Shares

Distributions on Common Shares

Subject to the PFIC rules discussed below, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Common Shares and thereafter as a gain from the sale or exchange of such Common Shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, the Company might not determine its current and accumulated earnings and profits in accordance with U.S. federal income tax principles, and U.S. Holders might therefore assume that any distribution by the Company with respect to its Common Shares will constitute dividend income. Dividends received on Common Shares will not be eligible for the “dividends received deduction.”

If we are not a PFIC in the taxable year in which we pay a dividend or the immediately preceding taxable year, dividends paid to a non-corporate U.S. Holder in a taxable year will be taxed to such U.S. Holder at the rates applicable to long-term capital gains as “qualified dividend income” so long as our Common Shares are readily tradable on an established securities exchange within the United States or we are eligible for benefits under the Convention. We will be eligible for benefits under the Convention if the principal class of our shares is primarily and regularly traded on one or more recognized stock exchanges. However, dividend income will not be qualified dividend income (and will be taxed at ordinary income rates) if (i) the U.S. Holder has not held its Common Shares for at least 61 days during the 121-day period beginning 60 days before the ex-dividend date; (ii) our Common Shares are not readily tradable on an established securities market; (iii) the Company is a PFIC for the taxable year in which the dividend is paid or in the preceding taxable year; or, (iv) we are not eligible for benefits under the Convention and our stock is not readily tradable on an established securities exchange within the United States. If the Company is not a PFIC, dividends paid to a U.S. Holder that do not result in qualified dividend income generally will be taxed at ordinary income tax rates.

Sale or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of Common Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) its tax basis in such Common Shares sold or otherwise disposed of. Such gain generally will be treated as “U.S. source” for purposes of applying the U.S. foreign tax credit rules unless the gain is subject to tax in Canada and is re-sourced as “foreign source” under the Convention and such U.S. Holder elects to treat such gain or loss as “foreign source” (see a more detailed discussion at “Foreign Tax Credit” below).

Foreign Tax Credit

A U.S. Holder who pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on Common Shares generally may elect to deduct or credit such tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. Dividends paid by the Company generally will constitute “foreign source” income and generally will be categorized as “passive category income.” However, and subject to certain exceptions, a portion of the dividends paid with respect to Common Shares will be treated as U.S. source income for U.S. foreign tax credit purposes, in proportion to its U.S. source earnings and profits, if United States persons own, directly or indirectly, 50% or more of the voting power or value of the foreign corporation’s shares. A portion of any dividends paid with respect to Common Shares may be treated as U.S. source income under these rules, which may limit the ability of a U.S. Holder to claim a foreign tax credit for any Canadian withholding taxes paid in respect of such amount. Because the foreign tax credit rules are complex, U.S. Holders should consult their own tax advisors regarding the foreign tax credit rules, including the source of any dividends paid to U.S. Holders.

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Subject to certain specific rules, foreign income and withholding taxes paid with respect to any distribution in respect of stock in a PFIC should qualify for the foreign tax credit. The rules relating to distributions by a PFIC are complex, and a U.S. Holder should consult with its own tax advisor with respect to any distribution received from a PFIC.

Receipt of Foreign Currency

The amount of any distribution paid in foreign currency to a U.S. Holder in connection with the ownership of Common Shares, or on the sale, exchange or other taxable disposition of Common Shares or Warrants, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of actual or constructive receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. A U.S. Holder that receives foreign currency and converts such foreign currency into U.S. dollars at a conversion rate other than the rate in effect on the date of receipt may have a foreign currency exchange gain or loss, which generally would be treated as U.S. source ordinary income or loss for foreign tax credit purposes. U.S. Holders should consult their own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning and disposing of foreign currency.

Surtax on Unearned Income

A surtax at the rate of 3.8% (the “unearned income Medicare contribution tax”) is imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed ‘‘net investment income’’ of certain estates and trusts, in each case in excess of a certain threshold amount. Net investment income generally includes interest, dividends, royalties, rents, gross income from a trade or business involving “passive” activities, and net gains from the disposition of property (other than property held in a “non-passive” trade or business). Net investment income is reduced by deductions that are properly allocable to such income.

Passive Foreign Investment Company Rules

If the Company is a PFIC within the meaning of Section 1297 of the Code at any time during a U.S. Holder’s holding period, then certain different and potentially adverse tax consequences would apply to such U.S. Holder’s acquisition, ownership and disposition of Common Shares and Warrants.

PFIC Status of the Company

The Company generally will be a PFIC if, for a given tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income or (b) 50% or more of the assets held by the Company either produce passive income or are held for the production of passive income, based on the fair market value of such assets. “Gross income” generally includes all income less the cost of goods sold, and “passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all (85% or more) of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in a trade or business.

For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above, “passive income” does not include any interest, dividends, rents or royalties that are received or accrued by the Company from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary of the Company which is also a PFIC (a “lower-tier PFIC”), and will be subject to U.S. federal income tax on (a) a distribution on the shares of a lower-tier PFIC and (b) a disposition of shares of a lower-tier PFIC, both as if the U.S. Holder directly held the shares of such lower-tier PFIC.

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The Company may (or may not) be a PFIC for the tax year ended December 31, 2020 and may (or may not) be a PFIC in subsequent years. The determination of whether the Company (or a subsidiary of the Company) was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether the Company (or subsidiary) will be a PFIC for any tax year depends on the assets and income of the Company (and each such subsidiary) over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Company (or subsidiary) concerning its PFIC status or that the Company (and any subsidiary) was not, or will not be, a PFIC for any tax year. U.S. Holders should consult their own tax advisors regarding the PFIC status of the Company and any subsidiary of the Company.

Default PFIC Rules under Section 1291 of the Code

If the Company is a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership and disposition of Common Shares and Warrants will depend on whether such U.S. Holder makes a QEF Election or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to Common Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of Common Shares or Warrants and (b) any excess distribution paid on the Common Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Common Shares, if shorter).

If the Company is a PFIC, under Section 1291 of the Code any gain recognized on the sale or other taxable disposition of Common Shares or Warrants (including an indirect disposition of shares of a lower-tier PFIC), and any excess distribution paid on Common Shares (or a distribution by a lower-tier PFIC to its shareholders that is deemed to be received by a U.S. Holder) must be ratably allocated to each day of a Non-Electing U.S. Holder’s holding period for the Common Shares or Warrants, as applicable. The amount of any such gain or excess distribution allocated to the tax year of disposition or excess distribution and to years before the Company became a PFIC, if any, would be taxed as ordinary income. The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year without regard to the U.S. Holder’s other tax attributes, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If the Company is a PFIC, under Section 1291 of the Code any gain recognized on the sale or other taxable disposition of Common Shares or Warrants (including an indirect disposition of shares of a lower-tier PFIC), and any excess distribution paid on Common Shares (or a distribution by a lower-tier PFIC to its shareholders that is deemed to be received by a U.S. Holder) must be ratably allocated to each day of a Non-Electing U.S. Holder’s holding period for the Common Shares or Warrants, as applicable. The amount of any such gain or excess distribution allocated to the tax year of disposition or excess distribution and to years before the Company became a PFIC, if any, would be taxed as ordinary income. The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year without regard to the U.S. Holder’s other tax attributes, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. Under rules described below, if the Company were a PFIC, the holding period for Common Shares acquired on exercise of Warrants would begin on the day after the date a U.S. Holder acquired the Warrants. This would adversely affect the availability of the QEF Election and Mark-to-Market Election with respect to such Common Shares. (See discussion under “QEF Election” and “Market-to-Market Election” below.)

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QEF Election

If the Company is a PFIC and a U.S. Holder makes a QEF Election for the first tax year in which its holding period of its Common Shares begins, such U.S. Holder generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Common Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital gain, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, a U.S. Holder that makes a QEF Election may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a QEF Election generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as timely if it is made for the first year in the U.S. Holder’s holding period for the Common Shares in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in a subsequent tax year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during a subsequent tax year in which the Company qualifies as a PFIC.

As discussed above, under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code on its disposition. However, a holder of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held.

Consequently, if a U.S. Holder of Common Shares makes a QEF Election, such election generally will not be treated as a timely QEF Election with respect to Common Shares subsequently acquired on the exercise of Warrants, and the rules of Section 1291 of the Code discussed above will continue to apply with respect to such U.S. Holder’s previously owned Common Shares. However, a U.S. Holder of Common Shares acquired on exercise of Warrants should be eligible to make a timely QEF Election if such U.S. Holder elects in a tax year throughout which such U.S. Holder owns such Common Shares to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Common Shares were sold on the first day of such year at fair market value. In addition, gain recognized on the sale or other taxable disposition (other than by exercise) of the Warrants by a U.S. Holder will be subject to the rules of Section 1291 of the Code discussed above. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to Warrants and Common Shares acquired upon exercise of Warrants.

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The Company will use commercially reasonable efforts to make available to U.S. Holders, upon their written request, for each year in which the Company may be a PFIC, all information and documentation that a U.S. Holder making a QEF Election with respect to the Company, and any lower-tier PFIC in which the Company owns, directly or indirectly, more than 50% of such lower-tier PFIC’s total aggregate voting power, is required to obtain for U.S. federal income tax purposes in the event it is a PFIC. However, U.S. Holders should be aware that the Company provides no assurances that it will attempt to provide any such information relating to any lower-tier PFIC in which the Company owns, directly or indirectly, 50% or less of such lower-tier PFIC’s aggregate voting power. Because the Company may own shares in one or more lower-tier PFICs, and may acquire shares in one or more lower-tier PFICs in the future, they will continue to be subject to the rules discussed above with respect to the taxation of gains and excess distributions with respect to any lower-tier PFIC for which the U.S. Holders do not obtain the required information. U.S. Holders should consult their tax advisors regarding the availability of, and procedure for making, a QEF Election with respect to the Company and any lower-tier PFIC.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the Common Shares are marketable stock. The Common Shares generally will be “marketable stock” if they are regularly traded on (a) a national securities exchange that is registered with the SEC; (b) the national market system established pursuant to section 11A of the Securities and Exchange Act of 1934; or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced; and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisor regarding whether the Common Shares constitute marketable stock.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Common Shares generally will not be subject to the rules of Section 1291 of the Code discussed above. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for Common Shares or such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Common Shares.

Any Mark-to-Market Election made by a U.S. Holder for Common Shares will also apply to such U.S. Holder’s Common Shares acquired upon exercise of Warrants. As a result, if a Market-to-Market Election has been made by a U.S. Holder with respect to Common Shares, any Common Shares received on exercise of Warrants will automatically be marked-to-market in the year of exercise. If the Company is a PFIC at the time a U.S. Holder acquires Warrants, a U.S. Holder’s holding period for Warrant Shares received on exercise will include the period during which such U.S. Holder has held the Warrants. In these circumstances, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to its Common Shares acquired on exercise of the Warrants after the beginning of such U.S. Holder’s holding period for such Common Shares, unless the Common Shares are acquired in the same tax year as the year in which the U.S. Holder acquired the corresponding Warrants, and the tax regime and interest charge of Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which the Common Shares are received. However, the general mark-to-market rules will apply to subsequent tax years.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares, as of the close of such tax year over (b) such U.S. Holder’s tax basis in such Common Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the Common Shares over (ii) the fair market value of such Common Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

U.S. Holders that make a Mark-to-Market Election generally also will adjust their tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Common Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

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A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Common Shares cease to be “marketable stock” or the IRS consents to revocation of such election. U.S. Holders should consult their own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to Common Shares, no such election may be made with respect to the stock of any lower-tier PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge described above with respect to deemed dispositions of lower-tier PFIC stock or distributions from a lower-tier PFIC.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Common Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations) in the event the Company is a PFIC during such U.S. Holder’s holding period for the relevant shares. However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which Common Shares are transferred.

Certain additional adverse rules will apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Common Shares or Warrants as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Common Shares or Warrants.

If the Company were a PFIC, a U.S. Holder would be required to attach a completed IRS Form 8621 to its tax return every year in which it recognized gain on a disposition of the Common Shares or Warrants or received an excess distribution. In addition, subject to certain rules intended to avoid duplicative filings, U.S. Holders may also be required to file an annual information return on IRS Form 8621 with respect to each PFIC in which the U.S. Holder holds a direct or indirect interest. U.S. Holders should consult their own tax advisors regarding their filing obligations with respect to such information returns.

In addition, a U.S. Holder who acquires Common Shares or Warrants from a decedent will not receive a “step up” in tax basis of such Common Shares or Warrants to fair market value unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to foreign tax credits that a U.S. Holder may claim on a distribution from a PFIC.

The PFIC rules are complex, and U.S. Holders should consult their own tax advisors regarding the PFIC rules and how they may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares and Warrants in the event the Company is a PFIC at any time during the holding period for such Common Shares or Warrants.

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Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information relating to an interest in Common Shares or Warrants, subject to certain exceptions (including an exception for Common Shares and Warrants held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in Common Shares or Warrants. U.S. Holders are urged to consult their own tax advisors regarding information reporting requirements relating to their ownership of the Common Shares and Warrants.

Payments made within the United States, or by a U.S. payor or U.S. middleman, of dividends on Common Shares, and proceeds arising from certain sales or other taxable dispositions of Common Shares or Warrants, may be subject to information reporting and backup withholding tax, at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. social security or other taxpayer identification number (generally on Form W-9); (b) furnishes an incorrect U.S. taxpayer identification number; (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax; or (d) fails under certain circumstances to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding rules. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder timely furnishes the required information to the IRS. U.S. Holders should consult their own tax advisors regarding the information reporting and backup withholding tax rules.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed on by Fasken Martineau DuMoulin LLP, Ottawa, Ontario, as to Canadian legal matters and Davis Graham & Stubbs LLP, Denver, Colorado, as to U.S. legal matters.

EXPERTS

The consolidated financial statements of the Company included in the Annual Report on Form 10-K incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, Chartered Professional Accountants, of Vancouver, British Columbia, Canada (“PwC”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PwC are the Company’s auditors and have advised that they are independent from the Company within the meaning of the Chartered Professional Accountants of British Columbia Code of Professional Conduct and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC. PricewaterhouseCoopers LLP is registered with the Public Company Accounting Oversight Board (United States).

The mineral resource estimate and related information of the Company’s Lost Creek Property incorporated by reference herein are based upon analyses performed or overseen by TREC, Inc. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

The mineral resource estimate and related information of the Company’s Shirley Basin Project incorporated by reference herein are based upon analyses performed by Western Water Consultants, Inc., d/b/a WWC Engineering. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

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UR-ENERGY INC.

$100,000,000

Common Shares

Warrants

Units

Rights

Senior Debt Securities

Subordinated Debt Securities

PROSPECTUS

December 17, 2021

UR-ENERGY INC.

34,000,000 Common Shares

34,000,000 Warrants to Purchase 17,000,000 Common Shares

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Cantor

Co- Managers

PI Financial Corp.	Roth Capital Partners	H.C. Wainwright & Co.	A.G.P.

February 15, 2023